Exhibit 99.1

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS AND REPORT OF
INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

December 31, 2008

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

December 31, 2008

Report of Independent Registered Certified Public Accounting Firm

To the Board of Directors and Stockholders of Ocwen Financial Corporation:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, comprehensive income, changes in equity and cash flows present fairly, in all material respects, the financial position of Ocwen Financial Corporation and its subsidiaries at December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management’s Report on Internal Control over Financial Reporting (not included herein). Our responsibility is to express opinions on these financial statements and on the Company’s internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

As discussed in Note 1 to the consolidated financial statements, the Company changed the manner in which it accounts for certain convertible debt instruments and the manner in which it accounts for noncontrolling interests effective January 1, 2009.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
March 12, 2009, except for the effects of the change in accounting for certain convertible debt instruments and noncontrolling interests discussed in Note 1, as to which the date is July 16, 2009

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

	December 31, 2008	December 31, 2007

	(As Adjusted)	(As Adjusted)
Assets
Cash	$201,025	$114,243
Trading securities, at fair value
Investment grade auction rate	239,301	—
Other investment grade	—	34,876
Subordinates and residuals	4,369	7,362
Loans held for resale, at lower of cost or fair value	49,918	75,240
Advances	102,085	292,887
Match funded advances	1,100,555	1,126,097
Mortgage servicing rights	139,500	197,295
Receivables	42,798	79,394
Deferred tax assets, net	175,145	175,669
Intangibles, including goodwill of $9,836 and $17,615	46,227	58,301
Premises and equipment, net	12,926	35,572
Investments in unconsolidated entities	25,663	76,465
Other assets	97,588	118,523

Total assets	$2,237,100	$2,391,924

Liabilities and Equity
Liabilities
Match funded liabilities	$961,939	$1,001,403
Lines of credit and other secured borrowings	116,870	339,976
Investment line	200,719	—
Servicer liabilities	135,751	204,484
Debt securities	133,367	143,111
Other liabilities	78,813	110,429

Total liabilities	1,627,459	1,799,403

Commitments and Contingencies (Note 30)

Equity
Ocwen Financial Corporation (OCN) stockholders’ equity
Common stock, $.01 par value; 200,000,000 shares authorized; 62,716,530 and 62,527,360 shares issued and outstanding at December 31, 2008 and December 31, 2007, respectively	627	625
Additional paid-in capital	201,831	196,974
Retained earnings	404,901	391,651
Accumulated other comprehensive income, net of income taxes	1,876	1,292

Total OCN stockholders’ equity	609,235	590,542
Minority interest in subsidiaries	406	1,979

Total equity	609,641	592,521

Total liabilities and equity	$2,237,100	$2,391,924

The accompanying notes are an integral part of these consolidated financial statements

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share data)

	For the Years Ended December 31,

	2008	2007	2006

	(As Adjusted)	(As Adjusted)	(As Adjusted)
Revenue
Servicing and subservicing fees	$368,026	$379,277	$340,584
Process management fees	113,244	87,767	78,377
Other revenues	10,858	13,617	12,369

Total revenue	492,128	480,661	431,330

Operating expenses
Compensation and benefits	125,549	108,870	90,801
Amortization of servicing rights	52,461	99,950	110,745
Servicing and origination	52,951	62,938	53,795
Technology and communications	22,327	22,514	24,723
Professional services	34,615	22,972	30,897
Occupancy and equipment	22,978	24,466	19,267
Other operating expenses	12,474	10,156	9,427

Total operating expenses	323,355	351,866	339,655

Income from operations	168,773	128,795	91,675

Other income (expense)
Interest income	14,696	29,651	47,609
Interest expense	(86,574)	(76,586)	(56,979)
Gain (loss) on trading securities	(35,480)	(6,663)	2,012
Gain (loss) on debt repurchases	(86)	(3)	(77)
Loss on loans held for resale, net	(17,096)	(16,671)	(10,316)
Equity in earnings (losses) of unconsolidated entities	(13,110)	4,663	637
Other, net	(141)	(8,632)	4,027

Other expense, net	(137,791)	(74,241)	(13,087)

Income from continuing operations before income taxes	30,982	54,554	78,588
Income tax expense (benefit)	12,006	15,186	(127,720)

Income from continuing operations	18,976	39,368	206,308
Loss from discontinued operations, net of taxes	(5,767)	(3,172)	(2,094)

Net income	13,209	36,196	204,214
Net loss (income) attributable to minority interest in subsidiaries	41	(92)	(69)

Net income attributable to OCN	$13,250	$36,104	$204,145

Basic earnings per share
Income from continuing operations attributable to OCN common shareholders	$0.30	$0.63	$3.28
Loss from discontinued operations attributable to OCN common shareholders	(0.09)	(0.05)	(0.03)

Net income attributable to OCN common shareholders	$0.21	$0.58	$3.25

Diluted earnings per share
Income from continuing operations attributable to OCN common shareholders	$0.30	$0.62	$2.95
Loss from discontinued operations attributable to OCN common shareholders	(0.09)	(0.05)	(0.03)

Net income attributable to OCN common shareholders	$0.21	$0.57	$2.92

Weighted average common shares outstanding
Basic	62,670,957	62,712,076	62,871,613
Diluted	62,935,314	63,496,339	71,864,311

The accompanying notes are an integral part of these consolidated financial statements.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands)

	For the Years Ended December 31,

	2008	2007	2006

	(As Adjusted)	(As Adjusted)	(As Adjusted)
Net income	$13,209	$36,196	$204,214

Other comprehensive income (loss), net of taxes:

Change in unrealized foreign currency translation income (loss) arising during the year (1)	433	117	1,831

Less: Reclassification adjustment for foreign currency translation losses (gains) included in net income (2)	—	347	—

Net change in unrealized foreign currency translation gain (loss)	433	464	1,831

Change in deferred loss on cash flow hedge (3)	151	(151)	—

	584	313	1,831

Comprehensive income	13,793	36,509	206,045

Comprehensive loss (income) attributable to minority interest in subsidiaries	73	(189)	(114)

Comprehensive income attributable to OCN	$13,866	$36,320	$205,931

(1)	Net of tax expense of $254, $68 and $1,076 for 2008, 2007 and 2006, respectively.
(2)	Net of tax expense of $204 for 2007.
(3)	Net of tax benefit (expense) of $(89) and $89 for 2008 and 2007, respectively.

The accompanying notes are an integral part of these consolidated financial statements.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007 and 2006
(Dollars in thousands, except share data)

	OCN Shareholders

					Accumulated Other Comprehensive Income (Loss), Net of Taxes

	Common Stock		Additional Paid-in Capital	Retained Earnings		Minority Interest in Subsidiaries

	Shares	Amount					Total

			(As Adjusted)	(As Adjusted)	(As Adjusted)		(As Adjusted)
Balance at December 31, 2005	63,133,471	$631	$184,262	$163,198	$(684)	$1,853	$349,260
Cumulative effect of adoption of FSP APB No. 14-1, net of tax	—	—	19,862	(10,313)	—	—	9,549
Net income	—	—	—	204,145	—	69	204,214
Repurchase of Convertible Notes	—	—	(295)	—	—	—	(295)
Issuance of common stock awards to employees	77,011	1	660	—	—	—	661
Exercise of common stock options	972,056	10	9,365	—	—	—	9,375
Repurchase of common stock	(1,000,000)	(10)	(10,990)	—	—	—	(11,000)
Purchase of fractional shares in connection with reverse/forward stock split	(1,259)	—	(14)	—	—	—	(14)
Excess tax benefits related to share-based awards	—	—	1,622	—	—	—	1,622
Employee compensation – Share-based awards	—	—	1,715	—	—	—	1,715
Directors’ compensation – Common stock	3,588	—	40	—	—	—	40
Contribution from minority interest holder	—	—	—	—	—	303	303
Distribution to minority interest holder	—	—	—	—	—	(480)	(480)
Other comprehensive income, net of taxes	—	—	—	—	1,831	45	1,876
Adjustment to initially apply SFAS No. 158, net of tax	—	—	—	—	(168)	—	(168)

Balance at December 31, 2006	63,184,867	632	206,227	357,030	979	1,790	566,658
Cumulative effect of adoption of FIN 48	—	—	—	(1,483)	—	—	(1,483)
Net income	—	—	—	36,104	—	92	36,196
Equity offering costs of unconsolidated entities	—	—	(1,969)	—	—	—	(1,969)
Issuance of common stock awards to employees	72,723	—	(383)	—	—	—	(383)
Exercise of common stock options	263,398	3	1,875	—	—	—	1,878
Expiration of common stock options	—	—	835	—	—	—	835
Repurchase of common stock	(1,000,000)	(10)	(14,510)	—	—	—	(14,520)
Excess tax benefits related to share-based awards	—	—	599	—	—	—	599
Employee compensation – Share-based awards	—	—	4,231	—	—	—	4,231
Directors’ compensation – Common stock	6,372	—	69	—	—	—	69
Other comprehensive income, net of taxes	—	—	—	—	313	97	410

Balance at December 31, 2007	62,527,360	625	196,974	391,651	1,292	1,979	592,521
Net income	—	—	—	13,250	—	(41)	13,209
Repurchase of Convertible Notes	—	—	1,726	—	—	—	1,726
Issuance of common stock awards to employees	169,632	2	(137)	—	—	—	(135)
Exercise of common stock options	3,008	—	8	—	—	—	8
Expiration of common stock options (1)	—	—	1,060	—	—	—	1,060
Excess tax benefits related to share-based awards	—	—	121	—	—	—	121
Employee compensation – Share-based awards	—	—	1,989	—	—	—	1,989
Directors’ compensation – Common stock	16,530	—	90	—	—	—	90
Distribution to minority interest holder	—	—	—	—	—	(1,500)	(1,500)
Other comprehensive income, net of taxes	—	—	—	—	584	(32)	552

Balance at December 31, 2008	62,716,530	$627	$201,831	$404,901	$1,876	$406	$609,641

(1) Net of tax effect of $347 resulting from the reduction of the deferred tax asset.

The accompanying notes are an integral part of these consolidated financial statements.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	For the Years Ended December 31,

	2008	2007	2006

	(As Adjusted)	(As Adjusted)	(As Adjusted)
Cash flows from operating activities
Net income	$13,209	$36,196	$204,214
Adjustments to reconcile net income to net cash provided (used) by operating activities
Amortization of mortgage servicing rights	52,461	99,950	110,745
Discount accretion on securities, net	3,803	29	317
Depreciation and other amortization	12,271	10,799	12,454
Provision for bad debts	1,301	1,361	1,020
Impairment of mortgage servicing assets	3,624	—	—
Impairment of investment in Bankhaus Oswald Kruber GmbH & Co. KG	4,980	2,012	—
Loss (gain) on trading securities	35,480	6,663	(2,011)
Loss on loans held for resale, net	17,096	16,671	10,316
Loss on redemption of certificates of deposit	—	8,673	—
Equity in (earnings) losses of unconsolidated entities	13,110	(4,663)	(637)
Provision for (reversal of) valuation allowance on deferred tax assets	1,393	(543)	(155,377)
Loss (gain) on repurchase of debt securities	86	3	77
Gain on sale and leaseback of Orlando property	(450)	—	—
Excess tax benefits related to share-based awards	(121)	(599)	(1,622)
Net cash provided (used) by trading activities	(236,710)	96,246	(199,477)
Net cash provided by loans held for resale activities	7,020	3,485	633,205
Decrease (increase) in advances and match funded advances	215,078	(523,602)	(300,024)
Decrease (increase) in deferred tax asset other than reversal of valuation allowance	1,419	(2,924)	(1,821)
Decrease (increase) in receivables and other assets	53,884	(79,105)	3,303
Increase (decrease) in servicer liabilities	(68,733)	(179,065)	84,657
Decrease in other liabilities	(8,971)	(10,838)	(9,087)
Other	1,861	7,207	1,529

Net cash provided (used) by operating activities	123,091	(512,044)	391,781

Cash flows from investing activities
Purchase of mortgage servicing rights	(3,757)	(113,502)	(141,741)
Proceeds from sale of mortgage servicing rights	5,985	—	—
Distributions from Ocwen Structured Investments, LLC and Ocwen Nonperforming Loans, LLC and related entities	37,046	—	—
Investment in Ocwen Structured Investments, LLC	—	(37,500)	—
Investment in Ocwen Nonperforming Loans, LLC and related entities	(1,548)	(36,013)	—
Additions to premises and equipment, net	(5,709)	(3,947)	(4,401)
Return of investment in BMS Holdings, Inc.	—	45,894	459
Investment in BMS Holdings, Inc.	—	—	(45,894)
Cash paid to acquire NCI Holdings, Inc., net of cash acquired	—	(48,918)	—
Proceeds from sales of real estate	8,269	2,933	2,005
Redemption of certificates of deposit	—	66,260	—
Investment in certificates of deposit	—	—	(72,424)
Other	154	1,836	492

Net cash provided (used) by investing activities	40,440	(122,957)	(261,504)

The accompanying notes are an integral part of these consolidated financial statements.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS – (Continued)
(Dollars in thousands)

	For the Years Ended December 31,

	2008	2007	2006

	(As Adjusted)	(As Adjusted)	(As Adjusted)
Cash flows from financing activities
Proceeds from (repayments of) lines of credit and other secured borrowings, net	(223,106)	29,337	(328,612)
Proceeds from (repayments of) match funded liabilities, net	(39,854)	486,223	170,944
Proceeds from investment line	299,964	—	—
Repayment of investment line	(99,245)	—	—
Repurchase of common stock	—	(14,520)	(11,014)
Exercise of common stock options	3	1,529	7,618
Repurchase of debt securities, net	(10,797)	(52)	(3,865)
Excess tax benefits related to share-based awards	121	599	1,622
Net proceeds from sale-leaseback of Orlando property (Note 11)	—	9,547	—
Net cash paid in connection with assignment of Orlando property lease (Note 11)	(3,835)	—	—

Net cash provided (used) by financing activities	(76,749)	512,663	(163,307)

Net increase (decrease) in cash	86,782	(122,338)	(33,030)
Cash at beginning of year	114,243	236,581	269,611

Cash at end of year	$201,025	$114,243	$236,581

Supplemental disclosure of cash flow information
Cash paid during the period for
Interest	$83,628	$72,444	$54,931
Income tax refunds (payments)	8,474	(23,571)	(30,206)

Supplemental schedule of non-cash investing and financing activities
Real estate acquired through foreclosure	$17,230	$13,827	$8,333
Equipment acquired through capital leases	—	1,610	2,795
Mortgage assumed by buyer in connection with sale-leaseback of Orlando property	—	14,088	—
Derecognition of premises and equipment (Note 11)	18,521	—	—
Derecognition of lease obligation (Note 11)	24,322	—	—

Supplemental schedule of business acquisitions and consolidation of VIE
Fair value of assets acquired	$—	$(69,475)	$(28,363)
Fair value of liabilities assumed	—	12,475	28,363

Cash paid	—	(57,000)	—
Less cash acquired	—	8,082	247

Net cash acquired (paid)	$—	$(48,918)	$247

The accompanying notes are an integral part of these consolidated financial statements.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Adoption of Recent Accounting Standards and Revised Financial Statements

Effective January 1, 2009, we adopted pronouncement, Financial Accounting Standards Board (FASB) Staff Position (FSP) No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement),” and FASB Statement of Financial Accounting Standards (SFAS) No. 160, “Non-controlling Interests in Consolidated Financial Statements-an Amendment of ARB No. 51,” which require us to retrospectively adjust previously reported financial information. As such, certain prior period amounts have been adjusted in these consolidated financial statements for all periods presented to reflect retrospective application of these accounting pronouncements.

          Adoption of FSP No. APB 14-1. Upon adoption of this FSP we recognized a discount to reduce the carrying value of the 3.25% Convertible Notes and an offsetting increase to equity. The cumulative effect of adoption resulted in: (1) a reduction of retained earnings of $10,313 due to the retrospective accretion of the resulting debt discount to interest expense over the expected life of the notes; (2) adjustments to debt issue cost amortization and gains or losses recognized on previous redemptions; and (3) an increase in additional paid-in capital of $19,862. The adjustment to additional paid-in capital includes the recognized debt discount, adjusted for note redemptions, and the effect of deferred taxes. Interest expense for the years ended December 31, 2008, 2007 and 2006 has been restated to include amortization of debt discount of $3,886, $4,069 and $3,761, respectively, and a reduction in the amortization of debt issuance costs of $136, $153 and $153, respectively. Prospectively, the consolidated statement of operations will recognize non-cash interest expense over the remaining estimated life of the notes. The gains of $3,595 and $25 previously recognized on the repurchase of 3.25% Convertible Notes during 2008 and 2006, respectively, have been restated to reflect losses of $86 and $77, respectively.

          Adoption of SFAS No. 160. As a result of our adoption of this statement, we have reclassified minority interest in subsidiaries to equity separate from Ocwen Financial Corporation (OCN) stockholders’ equity. Previously, we reported minority interest in subsidiaries between the liabilities and equity sections of our consolidated balance sheets. Net income or loss attributable to minority in subsidiaries, which we previously included in other income (expense), net, on our consolidated statements of operations, is now reported below net income before arriving at net income attributable to OCN.

Organization

          OCN, through its subsidiaries, is a leading asset manager and business process solutions provider specializing in loan servicing, special servicing, mortgage loan due diligence and receivables management services. At December 31, 2008, OCN owned all of the outstanding stock of its primary subsidiaries: Ocwen Loan Servicing, LLC (OLS); Ocwen Financial Solutions, Private Limited (OFSPL); Investors Mortgage Insurance Holding Company; and NCI Holdings, Inc. (NCI). OCN owns 70% of Global Servicing Solutions, LLC (GSS) with the remaining 30% minority interest held by ML IBK Positions, Inc.

          OCN also holds a 45% interest in BMS Holdings, Inc. (BMS Holdings), a 25% interest in Ocwen Structured Investments, LLC (OSI) and approximately a 25% interest in Ocwen Nonperforming Loans, LLC (ONL) and Ocwen REO, LLC (OREO).

          On November 12, 2008 our Board of Directors authorized management to pursue a plan to separate, through a tax-free spin, into a newly formed publicly-traded company, all of our operations included within our Ocwen Solutions line of business except for BMS Holdings and GSS. The ownership interest in this new company will be distributed to OCN’s existing shareholders in the form of a pro rata stock dividend. Each OCN shareholder will receive one share of Ocwen Solutions common stock for every three shares of OCN common stock held as of the close of business on the record date of the distribution.

We are currently moving forward with our efforts to address the legal and regulatory requirements related to the spin, with the goal of effecting the transaction by midyear 2009. These efforts include filing in March 2009 a registration statement on Form 10 with the Securities and Exchange Commission for the proposed transaction. A vote of OCN shareholders is not required in connection with the spin.

Principles of Consolidation

          Our financial statements include the accounts of OCN and its majority-owned subsidiaries. We have eliminated all material intercompany accounts and transactions in consolidation.

Securitizations or Asset Backed Financing Arrangements

          Ocwen or its subsidiaries have been the transferor in connection with a number of securitizations or asset-backed financing arrangements over the years. As of December 31, 2008, we have continuing involvement with the financial assets of eleven of these securitizations or asset-backed financing arrangements. We have aggregated these securitizations or asset-backed financing arrangements into two groups: (1) securitizations of residential mortgage loans that were accounted for as sales and (2) financings of advances on loans serviced for others that were accounted for as secured borrowings.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

Securitizations of Residential Mortgage Loans

          For seven securitization trusts, our continuing involvement with the transferred assets is principally as servicer or subservicer of the mortgage loans that were transferred to the trusts as part of the securitization. In addition, we participate in the residual cash flows of five of the trusts as the holder of all or a portion of the residual securities issued by the trusts. Because each of the securitization trusts is a “qualifying special purpose entity” (QSPE) under SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, we exclude the trusts from our consolidated financial statements.

          The following table provides information regarding the securitization trusts where we have continuing involvement with the transferred assets. The beneficial interests held consist of both subordinate and residual securities that were either retained at the time of the securitization transaction or were acquired subsequent to the securitization.

	As of or for the year ended December 31,

	2008	2007	2006

Total cash received on beneficial interests held	$3,324	$15,819	$10,437
Total servicing and subservicing fee revenues	5,581	6,826	5,265
Total collateral balance	740,477	910,104	1,199,655
Non-performing collateral (1)	219,613	196,837	85,947
Total certificate balance	740,121	908,431	1,198,999
Total servicing advances	30,683	20,093	26,427
Total beneficial interests held at fair market value	2,216	5,088	41,729
Total mortgage servicing rights at amortized cost	2,066	2,764	4,995

(1)   Non-performing collateral includes loans past due 90 days or more, loans in foreclosure, loans in bankruptcy and foreclosed real estate.

          We have no obligation to provide financial support to the trusts and have provided no such support. Our exposure to loss as a result of our continuing involvement in the trusts is limited to the carrying values of our investments in the residual and subordinate securities of the trusts, our mortgage servicing rights that are related to the trusts and our advances to the trusts. We consider the probability of loss arising from our advances to be remote because of their position ahead of most of the other liabilities of the trusts. See the discussion, below, of our accounting policies related to trading securities, mortgage servicing rights and mortgage advances and Notes 4, 8, 6 and 7 for additional information regarding trading securities, mortgage servicing rights, advances and match funded advances.

Financings of Advances on Loans Serviced for Others

          We have financed advances through the use of match funded advance facilities under which we transfer advances to four special purpose entities that issue debt that is supported by the collection of the advances. These transfers do not qualify for sales accounting because we retain control over the transferred assets. As a result, we account for these transfers as financings and classify the transferred advances on our balance sheet as match funded advances and the related liabilities as match funded liabilities. Collections on the advances pledged to the special purpose entities are used to repay principal and interest and to pay the expenses of the entity. Generally, holders of the debt issued by these entities can look only to the assets of the entities themselves for satisfaction of the debt and have no recourse against OCN. However, OLS has guaranteed the payment by one of the entities, Ocwen Servicer Advance Funding (Wachovia), LLC (OSAFW) of its obligations under the securitization documents. The maximum amount payable under the guarantee is limited to 10% of the notes outstanding at the end of the facility’s revolving period in April 2009. As of December 31, 2008, OSAFW had notes outstanding of $237,505.

	December 31,

	2008	2007

Total assets	$1,122,404	$1,019,556
Match funded advances	1,100,555	1,126,097
Total liabilities	994,244	868,200
Match funded liabilities	961,939	1,001,403

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

Variable Interest Entities

          We evaluate each special purpose entity (SPE) for classification as a QSPE as specified by SFAS No. 140. We do not consolidate QSPEs in our financial statements. Where we determine that an SPE is not classified as a QSPE, we further evaluate it for classification as a variable interest entity (VIE) under FASB Interpretation (FIN) No. 46(R), “Consolidation of Variable Interest Entities.” When an SPE meets the definition of a VIE, and we determine that OCN is the primary beneficiary, we include the SPE in our consolidated financial statements.

          We have determined that the special purpose entities created in connection with the match funded financing facilities that are discussed above are VIEs and that we are the primary beneficiary of those VIEs. The accounts of those special purpose entities are included in our consolidated financial statements.

          We hold a 45% interest in BMS Holdings, which we have determined is a VIE. However, we have determined that we are not the primary beneficiary of BMS Holdings, and we account for our investment in BMS Holdings as an investment in an unconsolidated entity using the equity method of accounting. As of December 31, 2008, our investment in BMS Holdings was zero. We are not required to advance funds to BMS Holdings to finance operations, and we are not a guarantor of any obligations of BMS Holdings. We have provided no financial support to BMS Holdings. There is no liability on our financial statements that is related to BMS Holdings.

          OCN also holds a 25% interest in Ocwen Structured Investments, LLC (OSI) and approximately a 25% interest in Ocwen Nonperforming Loans, LLC (ONL) and Ocwen REO, LLC (OREO). We account for our investments in these entities using the equity method of accounting.

Liquidity

          At December 31, 2008, cash on hand was $201,025 and total borrowing capacity, excluding the Investment Line, was $1,340,747, of which $266,770 was unused. Payment of our servicer liabilities, which are primarily comprised of amounts collected from residential borrowers whose loans we service, which amounted to $135,751 at December 31, 2008, is one of the primary uses of our cash on hand. Our advance facilities revolve, and in a typical monthly cycle, we repay up to one-third of the borrowings from collections. During the remittance cycle, which starts in the middle of each month, we must depend on our lenders to provide us with the cash that is required to make remittances to the servicing investors where such new advances represent eligible collateral under our advance facilities. An event of default, a negative ratings action by a rating agency, the perception of financial weakness, an adverse action by a regulatory authority or a general deterioration in the economy and further constriction in the availability of credit could have a material adverse impact on our business, results of operations and financial position.

Reclassification

          Certain amounts included in our 2007 and 2006 consolidated financial statements have been reclassified to conform to the 2008 presentation including the reclassification of charge-offs of loans held for resale. These charge-offs, totaling $8,204 and $4,632 for the years 2007 and 2006, respectively, were reclassified from other operating expenses to loss on loans held for resale, net, in the consolidated statements of operations.

Cash

          Cash includes both interest-bearing and non-interest-bearing demand deposits with financial institutions.

Trading Securities

          We include in trading securities other highly liquid investments with original maturities of three months or less that we do not treat as cash equivalents.

          We currently account for our auction rate, investment grade, residual and subordinate securities as trading securities at fair value. We report changes in fair value in gain (loss) on trading securities in the period of the change. We determine fair value based either on third party dealer quotations, where available, or on internal values determined using market based assumptions.

          We recognize interest income on subordinate and residual securities through an “effective yield” method with changes in expected future cash flows reflected in the yield on a prospective basis. We adjust the prospective yield each time the estimates of expected future cash flows change or the actual cash flows differ from projections. We use the newly calculated yield in the accrual of interest income for subsequent reporting periods.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

Loans Held for Resale

          We classify loans that we do not intend to hold to maturity as loans held for resale, and we report them at the lower of cost or fair value computed on an aggregate basis. We account for the excess of cost over fair value as a valuation allowance and include changes in the valuation allowance in gain (loss) on loans held for resale, net, in the period in which the change occurs. We have deferred loan origination fees and direct loan origination costs until the loans are sold. These fees and costs are included in the carrying value of the loans when determining a valuation allowance.

          We accrue interest income as earned. We place loans on non-accrual status after any portion of principal or interest has been delinquent greater than 89 days or earlier if management determines the borrower is unable to continue performance. When we place a loan on non-accrual status, we reverse interest accrued but not received. We return loans to accrual status only when we reinstate the loan and have no significant uncertainty as to collectibility.

Mortgage Servicing Rights (MSRs)

          MSRs are an intangible asset representing the present value of the right to service a portfolio of mortgage loans. We generally obtain servicing rights by purchasing them from the owners of the mortgage loans. Upon adoption of SFAS No. 156, “Accounting for Servicing of Financial Assets – an amendment of FASB Statement No. 140” on January 1, 2007, we elected to continue to account for our residential and commercial classes of servicing assets using the amortization method. As a result of adopting SFAS No. 156, all newly acquired servicing rights are initially measured at fair value. We amortize the balance of servicing assets or liabilities in proportion to and over the period of estimated net servicing income or net servicing loss and assess servicing assets or liabilities for impairment or increased obligation based on fair value at each reporting date. We determine estimated net servicing income using the estimated future balance of the underlying mortgage loan portfolio, which, absent new purchases, declines over time from prepayments and scheduled loan amortization. We adjust amortization prospectively in response to changes in estimated projections of future cash flows. We perform an impairment analysis based on the difference between the carrying amount and estimated fair value after grouping our loans into the applicable strata based on one or more of the predominant risk characteristics of the underlying loans.

Mortgage Servicing Fees and Advances

          We earn fees for servicing mortgage loans. We collect servicing fees, generally expressed as a percent of unpaid principal balance, from the borrowers’ payments. We also include late fees, prepayment penalties, float earnings and other ancillary fees in servicing income. We recognize servicing fees when the fees are earned which is generally when the borrowers’ payments are collected. During any period in which the borrower does not make payments, most of our servicing agreements require that we advance our own funds to meet contractual principal and interest remittance requirements for the investors, pay property taxes and insurance premiums and process foreclosures. We also advance funds to maintain, repair and market foreclosed real estate properties on behalf of investors. We are entitled to recover advances from borrowers for reinstated and performing loans and from investors for foreclosed loans. We record a charge to earnings to the extent that advances are uncollectible under provisions of the servicing contracts taking into consideration historical loss and delinquency experience, length of delinquency and the amount of the advance. However, we are only obligated to advance funds to the extent that we believe the advances are recoverable. Most of our advances have the highest standing and are “top of the waterfall” so that we are entitled to repayment from loan proceeds before any interest or principal is paid on the bonds, and in the majority of cases, advances in excess of loan proceeds may be recovered from pool level proceeds. The costs incurred in meeting these obligations include, but are not limited to, the interest expense incurred to finance the servicing advances.

Goodwill and Intangible Assets

          Goodwill represents the cost of acquired businesses in excess of the fair value of the net assets acquired including identifiable intangible assets. We utilize a two-step method to test goodwill annually at the same time in the fourth quarter each year or sooner if an event occurs or circumstances change that would more likely than not reduce the fair value of an operating segment below its net carrying value. We test goodwill in each of our operating segments at the component level, which is one level below our six business segments. In the first step, we compare the fair value of the operating segment with its net carrying value, including goodwill. If the net carrying value of the operating segment exceeds its fair value, we then perform the second step of the impairment test to measure the amount of impairment loss, if any. The second step requires allocation of the operating segment’s fair value to all of its assets and liabilities in a manner similar to a purchase price allocation, with any residual fair value being allocated to goodwill (implied fair value of goodwill). If the carrying amount of the operating segment’s goodwill exceeds the implied fair value of that goodwill, we recognize an impairment loss in an amount equal to that excess up to the carrying value of goodwill.

          We report intangible assets of acquired businesses at their fair value at the date of the acquisition, net of related amortization, if any. We amortize intangible assets that have a finite life over their expected useful lives. Amortization of intangible assets reflects the pattern in which the economic benefits of the asset will be consumed or realized. We test identifiable intangible assets for impairment annually, or more frequently if events or changes in circumstances indicate that the carrying amount may not be recoverable.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

          In performing our impairment analyses for goodwill and other intangibles, we use an approach based on fair value of the assets and liabilities. We perform this analysis using projections of future income discounted at a market rate. The determination of market discount rates is subjective and may vary by product based on the nature of the underlying business, stage of development and sales to date. The projections of future cash flows and assumptions concerning future operating performance and economic conditions may differ from actual results.

Premises and Equipment

          We report premises and equipment at cost and, except for land, depreciate them over their estimated useful lives on the straight-line method as follows:

Buildings	39 years	Office equipment	5 years
Land improvements	39 years	Computer hardware and software	2 - 3 years
Furniture and fixtures	5 years	Leasehold improvements	Term of the lease not to exceed useful life

Investment in Unconsolidated Entities

          We account for our investments in unconsolidated entities using the equity method. These investments include both entities in which we hold a significant, but less than controlling, ownership interest and VIEs in which we are not deemed to be the primary beneficiary. Under the equity method of accounting, investments are initially recorded at cost and thereafter adjusted for additional investments, distributions and the proportionate share of earnings or losses of the investee. We record changes in the value of equity investees attributed to capital transactions as an adjustment to stockholders’ equity. We evaluate our equity method investments for impairment when events or changes in circumstances indicate that an other-than-temporary decline in value may have occurred. We discontinue the equity method of accounting if our share of losses reduces our investment to zero unless we have guaranteed the obligations of or are otherwise committed to provide further financial support to the investee. If the investee subsequently reports net income, we will only continue the equity method after our share of net income equals the share of net losses not recognized during the periods that the equity method was suspended.

Assets Sold Under Agreements to Repurchase

          We periodically sell assets, such as securities and loans, under agreements to repurchase the same assets. We report repurchase agreements as collateralized financings and report the obligations to repurchase assets sold as a liability in lines of credit and other secured borrowings in our consolidated balance sheet. We report all assets underlying repurchase agreements as assets in our consolidated balance sheet.

Litigation

          We monitor our legal matters, including advice from external legal counsel, and periodically perform assessments of these matters for potential loss accrual and disclosure. We determine the amount of the reserves required, if any, for these contingencies in accordance with SFAS No. 5, “Accounting for Contingencies.” We establish reserves for settlements, judgments on appeal and filed and/or threatened claims for which we believe it is probable that a loss has been or will be incurred and the amount can be reasonably estimated.

Derivative Financial Instruments

          We recognize all derivatives on our consolidated balance sheet at fair value. On the date we enter into a derivative contract, we designate and document each derivative contract as one of the following at the time the contract is executed: (a) a hedge of a recognized asset or liability (fair value hedge); (b) a hedge of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge); (c) a hedge of a net investment in a foreign operation; or (d) a derivative instrument not designated as a hedging instrument. For a fair value hedge, we record changes in the fair value of the derivative and, to the extent that it is effective, changes in the fair value of the hedged asset or liability attributable to the hedged risk, in the current period net income in the same financial statement category as the hedged item. For a cash flow hedge, to the extent that it is effective, we record changes in the estimated fair value of the derivative in other comprehensive income (loss). We subsequently reclassify these changes in estimated fair value to net income in the same period, or periods, that the hedged transaction affects earnings and in the same financial statement category as the hedged item. For a derivative instrument not designated as a hedging instrument, we report changes in the fair values in current period other income (expense), net.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

Foreign Currency Translation

          Where the functional currency is not the U.S. dollar, we translate assets and liabilities of foreign entities into U.S. dollars at the current rate of exchange existing at the balance sheet date, while revenues and expenses are translated at average monthly exchange rates. We report the resulting translation adjustments as a component of accumulated other comprehensive income in stockholders’ equity. Where the functional currency of a foreign entity is the U.S. dollar, re-measurement adjustments of foreign-denominated amounts are included in the results of operations.

Income Taxes

          We file consolidated federal income tax returns. We allocate consolidated income tax among all subsidiaries included in the consolidated return as if each subsidiary filed a separate return or, in certain cases, a consolidated return.

          We account for income taxes using the asset and liability method which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Additionally, we adjust deferred taxes to reflect estimated tax rate changes. We conduct periodic evaluations to determine whether it is more likely than not that some or all of our deferred tax assets will not be realized. Among the factors considered in this evaluation are estimates of future earnings, the future reversal of temporary differences and the impact of tax planning strategies that we can implement if warranted. We provide a valuation allowance for any portion of our deferred tax assets that, more likely than not, will not be realized. As required by FIN No. 48, “Accounting for Uncertainty in Income Taxes”, we recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. We recognize interest and penalties related to income tax matters in income tax expense.

Basic and Diluted Earnings per Share

          We calculate basic earnings per share based upon the weighted average number of shares of common stock outstanding during the year. We calculate diluted earnings per share based upon the weighted average number of shares of common stock outstanding and all dilutive potential common shares outstanding during the year. The computation of diluted earnings per share includes the estimated impact of the exercise of the outstanding options to purchase common stock using the treasury stock method. The computation of diluted earnings per share also includes the potential shares of converted common stock associated with our 3.25% Contingent Convertible Senior Unsecured Notes (Convertible Notes) using the if-converted method.

Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires that we make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates. Material estimates that are particularly significant in the near or medium term relate to fair value measurements, the accounting for goodwill and intangible assets and the provision for potential losses that may arise from litigation proceedings.

Stock-Based Compensation

          In accordance with SFAS No.123(R), “Share-Based Payment,” we measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. Prior to our adoption of SFAS No. 123(R) on January 1, 2006, we accounted for our stock option plans based on the intrinsic value method set forth in Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees.” Under APB Opinion No. 25, we recognized compensation expense for stock options that were granted at an exercise price less than the price of our stock at the date of the grant.

Current Accounting Pronouncements

          SFAS No. 157, “Fair Value Measurements.” The FASB issued SFAS No. 157 in September 2006. SFAS No. 157 defines fair value, establishes a hierarchy which prioritizes inputs to valuation methods used to measure fair value and expands fair value measurement disclosures. This fair value hierarchy distinguishes between (1) quoted prices in an active market, (2) observable market data from sources independent of the reporting entity and (3) unobservable inputs. In all instances, the use of an exit price or a sale price is emphasized by the statement. The adoption of SFAS No. 157 on January 1, 2008 did not have a material impact on our consolidated balance sheet or consolidated statement of operations other than the additional disclosures that are contained in Note 2.

          In February 2008, the FASB issued FSP FAS 157-2, “Effective Date of FASB Statement No. 157.” This FSP defers the effective date of SFAS No. 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years for all nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in an entity’s financial statements on a recurring basis (at least annually). In accordance with this FSP, we did not apply the provisions of SFAS No. 157 to goodwill and intangibles.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

          In October 2008, the FASB issued FSP FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active.” This FSP clarifies, without changing the definition of fair value as defined in SFAS No. 157, that in determining fair value for a financial asset in an inactive market, the use of a reporting entity’s own assumptions about future cash flows and appropriately risk-adjusted discount rates is acceptable when relevant observable inputs are not available. The FSP was effective upon issuance, including prior periods for which the financial statements have not been issued. We considered the guidance provided by FSP 157-3 in the determination of all fair value measurements. The adoption of this FSP did not have a material impact on our consolidated balance sheet or consolidated statement of operations.

          SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” In February 2007, the FASB issued SFAS No. 159 which permits entities to choose to measure many financial instruments and certain other items at fair value. Upon adoption of SFAS No. 159 on January 1, 2008, we did not elect the fair value option for any instrument we do not currently measure at fair value; therefore, the adoption did not have an impact on our consolidated balance sheet or consolidated statement of operations.

          SFAS No. 141 (R), “Business Combination — a replacement of FASB Statement No. 141.” SFAS No. 141(R) modifies certain elements of the acquisition method of accounting used for all business combinations. The statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at the full amounts of their fair values, with limited exceptions specified in the statement. If the business combination is achieved in stages (a step acquisition), an acquirer is also required to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values. The statement requires the acquirer to recognize restructuring and acquisition costs separately from the business combination. The statement also requires the disclosure of information necessary to understand the nature and effect of the business combination. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after January 1, 2009.

          SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements-an Amendment of ARB No. 51.” The FASB issued SFAS No. 160 on December 4, 2007. The statement establishes new accounting and reporting standards for a non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a non-controlling interest (minority interest) as equity in the consolidated financial statements separate from the parent’s equity. The amount of net income attributable to the non-controlling interest will be included in consolidated net income on the face of the income statement. The statement clarifies that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, when a subsidiary is deconsolidated, this statement requires that a parent recognize a gain or loss in net income based on the fair value of the entire entity, irrespective of any retained ownership, on the deconsolidation date. Such a gain or loss will be measured using the fair value of the non-controlling equity investment on the deconsolidation date. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, which for us begins with our 2009 fiscal year. Because the outstanding non-controlling interests in our subsidiaries are not significant, the implementation of SFAS No. 160 did not have a material impact on our consolidated balance sheets or statements of operations. See “Adoption of Recent Accounting Standards and Revised Financial Statements,” above for information regarding the effect on our consolidated financial statements of adopting this pronouncement.

          SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133.” The FASB issued SFAS No. 161 in March 2008. This statement requires enhanced disclosures about an entity’s derivative and hedging activities. Under this statement, entities are required to provide enhanced disclosures relating to: (1) how and why an entity uses derivative instruments; (2) how derivative instruments and related hedge items are accounted for; and (3) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. The statement must be applied prospectively to all derivative instruments and non-derivative instruments that are designated and qualify as hedging instruments and related hedged items accounted for under SFAS No. 133 for all financial statements issued for fiscal years and interim periods beginning after November 15, 2008, which for us begins with our 2009 fiscal year. The adoption of SFAS No. 161 is not expected to have an effect on our consolidated balance sheets or statements of operations but will require additional disclosures.

          Proposed amendment of SFAS No. 140 and FIN 46(R) and issuance of FSP No. FAS 140-4 and FIN 46(R)-8. In April 2008, the FASB voted to eliminate the QSPE concept from SFAS No. 140 and to remove the scope exception for QSPEs from FIN 46(R). During September 2008, the FASB issued three separate but related exposure drafts for public comment. The proposed FASB Statements address amendments to SFAS No. 140 and to FIN 46(R). The proposed changes will require an analysis of all QSPEs which are currently exempt from the consolidation provisions of FIN 46(R), to determine if consolidation as VIEs is required.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

          FSP FAS 140-4 and FIN 46(R)-8 was issued in December 2008 and requires improved disclosures by public entities until the pending amendments to SFAS No. 140 and FIN No. 46(R) are effective. This FSP amends SFAS No. 140 and FIN 46(R) to require enhanced disclosures by public entities about transfers of financial assets and interests in VIEs. Additionally, the FSP requires certain disclosures by a public entity that is (a) a sponsor that has a variable interest in a VIE (irrespective of the significance of the variable interest) and (b) an enterprise that holds a significant variable interest in a QSPE but was not the transferor of financial assets to the QSPE. The additional disclosures required by FSP FAS 140-4 and FIN 46(R)-8 are included in Note 1.

          We have retained investments in certain subordinate and residual securities in connection with loan securitization transactions completed in prior years (primarily 2006). Our subordinate and residual securities at December 31, 2008 include retained interests with a fair value of $167.

          FSP No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).” This FSP clarifies that convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants.” Additionally, this FSP specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. See “Adoption of Recent Accounting Standards and Revised Financial Statements,” above, for information regarding the effect on our consolidated financial statements of adopting this pronouncement.

          FSP No. FAS 142-3, “Determination of the Useful Life of Intangible Assets.” This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets.” The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under Statement 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141(R), “Business Combinations.” The FSP eliminates the previous useful-life assessment criterion that precluded an entity from using its own assumptions where there is likely to be substantial cost or modification and replaces it with a requirement that an entity shall consider its own experience in renewing similar arrangements. If the entity has no relevant experience, it would consider market participant assumptions regarding renewal. FSP FAS 142-3 is effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Because the requirements for determining useful lives must be applied prospectively to intangible assets acquired after the effective date and the disclosure requirements must be applied prospectively to all intangible assets recognized as of, and subsequent to, the effective date, FSP FAS 142-3 will impact the useful life determination of intangible assets acquired after January 1, 2009.

          Emerging Issues Task Force (EITF) Issue No. 08-6, “Equity Method Investment Accounting Considerations” (EITF 08-6). The Task Force considered the effects of the issuances of SFAS Nos. 141(R) and 160 on an entity’s application of the equity method under APB Opinion No. 18. The Task Force reached a consensus that (1) an entity should determine the initial carrying value of an equity method investment by applying the cost accumulation model described in SFAS No. 141(R); (2) an entity should use the other-than-temporary impairment model of APB Opinion No. 18 when testing equity method investments for impairment; (3) share issuances by the investee should be accounted for as if the equity method investor had sold a proportionate share of its investment (i.e., any gain or loss is recognized in earnings); and (4) when an investment is no longer within the scope of equity method accounting the investor should prospectively apply the provisions of APB Opinion No. 18 or SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” and use the current carrying amount of the investment as its initial cost.

          To coincide with the effective dates of SFAS Nos. 141(R) and 160, the consensus is effective for transactions occurring in fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The adoption of EITF Issue No. 08-6 is not expected to have a material impact on our consolidated balance sheets or statements of operations.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

NOTE 2   FAIR VALUE

          The carrying amounts and the estimated fair values of our financial instruments are as follows at December 31:

	2008		2007

	Carrying Value	Fair Value	Carrying Value	Fair Value

	(As Adjusted)		(As Adjusted)
Financial assets:
Trading securities:
Investment grade auction rate	$239,301	$239,301	$—	$—
Other Investment grade	—	—	34,876	34,876
Subordinates and residuals	4,369	4,369	7,362	7,362
Loans held for resale	49,918	49,918	75,240	75,240
Advances	1,202,640	1,202,640	1,418,984	1,418,984
Receivables	42,798	42,798	79,394	79,394
Financial liabilities:
Match funded liabilities	$961,939	$965,233	$1,001,403	$1,001,403
Lines of credit and other secured borrowings	116,870	116,870	339,976	339,976
Investment Line	200,719	200,719	—	—
Servicer liabilities	135,751	135,751	204,484	204,484
Debt securities	133,367	112,764	143,111	121,067
Derivative financial instruments, net	$(533)	$(533)	$4,867	$4,867

          SFAS No. 157 establishes a fair value hierarchy that maximizes the use of observable inputs and minimizes the use of unobservable inputs. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs are inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The fair value hierarchy prioritizes the inputs to valuation techniques into three broad levels whereby the highest priority is given to Level 1 inputs and the lowest to Level 3 inputs. The three broad categories are:

Level 1:	Quoted prices in active markets for identical assets or liabilities.

Level 2:	Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly for substantially the full term of the financial instrument.

Level 3:	Unobservable inputs for the asset or liability.

          Where available, we utilize quoted market prices or observable inputs rather than unobservable inputs to determine fair value. We classify assets in their entirety based on the lowest level of input that is significant to the fair value measurement. The following table sets forth assets and liabilities measured at fair value at December 31, 2008, categorized by input level within the fair value hierarchy:

	Carrying value	Level 1	Level 2	Level 3

Measured at fair value on a recurring basis:
Trading securities (1):
Investment grade auction rate	$239,301	$—	$—	$239,301
Subordinates and residuals	4,369	—	—	4,369
Derivative financial instruments, net (2)	(533)	(726)	—	193
Measured at fair value on a non-recurring basis:
Loans held for resale (3)	49,918	—	—	49,918
Residential MSRs (4)	—	—	—	—

(1)	Because our internal valuation model requires significant use of unobservable inputs, these securities are classified within Level 3 of the fair value hierarchy.

(2)

Derivative financial instruments consist of interest rate caps that we use to protect against our exposure to rising interest rates on two of our match funded variable funding notes and foreign currency futures contracts that we use to hedge our net investment in Bankhaus Oswald Kruber GmbH & Co. KG (BOK), our wholly-owned German banking subsidiary, against adverse changes in the value of the Euro versus the U.S. Dollar. The interest rate caps are classified within Level 3 of the fair value hierarchy and the futures contracts within Level 1. See Note 20 for additional information on our derivative financial instruments at December 31, 2008.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

(3)

Loans held for resale are measured at fair value on a non-recurring basis. At December 31, 2008, the carrying value of loans held for resale is net of a valuation allowance of $17,491. Current market illiquidity has reduced the availability of observable pricing data. Consequently, we classify loans within level 3 of the fair value hierarchy.

(4)

The carrying value of MSRs at December 31, 2008 is net of a valuation allowance for impairment of $3,624 that we established during the third and fourth quarters of 2008. The valuation allowance, which relates exclusively to the high-loan-to-value stratum of our residential MSRs, reduced the carrying value of the stratum to zero. The estimated fair value exceeded amortized cost for all other strata. See Note 8 for additional information on MSRs.

          The following table sets forth a reconciliation of the changes in fair value during the year ended December 31, 2008 of our Level 3 assets that we measure at fair value on a recurring basis:

	Fair value at beginning of period	Purchases, collections and settlements, net (1)	Total realized and unrealized gains and (losses) (2)	Transfers in and/or out of Level 3	Fair value at December 31, 2008

Trading securities:
Investment grade auction rate	$—	$268,913	$(29,612)	$—	$239,301
Subordinates and residuals	7,362	24	(3,017)	—	4,369

Derivative financial instruments	4,867	(7,064)	2,390	—	193

(1)	Purchases, collections and settlements, net, related to trading securities exclude interest received.
(2)

Total realized and unrealized losses on investment grade auction rate securities include unrealized losses of $28,137 on auction rate securities held at December 31, 2008. The total realized and unrealized gains and losses attributable to subordinates and residuals and derivative financial instruments were comprised exclusively of unrealized gains and losses on assets held at December 31, 2008.

          The methodologies that we use and key assumptions that we make to estimate the fair value of instruments measured at fair value on a recurring basis are described in more detail by instrument below:

Trading Securities

          Investment Grade Auction Rate Securities. We estimated the fair value of the auction rate securities based on a combination of actual sales and redemptions of the auction rate securities that we hold and a discounted cash flow analysis. When available, we use observable market inputs provided by actual orderly sales of similar auction rate securities. We also discount expected future cash flows based on our best estimate of market participant assumptions. In periods of market illiquidity, the fair value of auction rate securities is determined after consideration of the credit quality of the securities held and the underlying collateral, market activity and general market conditions affecting auction rate securities.

          The discounted cash flow analysis included the following range of assumptions at December 31, 2008:

• Expected term	36 months
• Illiquidity premium	0.5% - 1.0%
• Discount rate	5.50% - 9.09%

          The expected term was based upon our best estimate of market participants’ expectations of future successful auctions. The discount rate and illiquidity premium are consistent with prevailing rates for similar securities. Other significant assumptions that we considered in our analysis included the credit risk profiles of the issuers, the impact on the issuers of the increased debt service costs associated with the payment of penalty interest rates and the collateralization of the securitization trusts. We do not assume defaults in our valuation due to the high credit quality of both the securities we hold and the underlying collateral.

          Other Investment Grade. We adjust our collateralized mortgage obligations, commercial paper and other trading securities for which external marks are available to fair value based on third party dealer quotations. Our investment grade securities typically represent short-term investments that trade frequently in active markets and therefore we are able to evaluate the quotations we receive against observable market activity and subsequent trades or maturities.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

          Subordinates and Residuals. Our subordinate and residual securities are not actively traded, and, therefore, we estimate the fair value of these securities based on the present value of expected future cash flows from the underlying mortgage pools. We use our best estimate of the key assumptions used by market participants. We calibrate our internally developed discounted cash flow models for trading activity when appropriate to do so in light of market liquidity levels. Key inputs include expected prepayment rates, delinquency and cumulative loss curves and discount rates commensurate with the risks. Where possible, we use observable inputs in the valuation of our securities. However, the subordinate and residual securities in which we invest typically trade infrequently and therefore have few or no observable inputs and little price transparency. Additionally, during periods of market dislocation the observability of inputs is further reduced.

          Discount rates for the subordinate and residual securities range from 21% to 30% and are determined based upon an assessment of prevailing market conditions and prices for similar assets. We project the delinquency, loss and prepayment assumptions based on a comparison to actual historical performance curves, adjusted for prevailing market conditions. Peak delinquency assumptions range from 20% to 42%, and loss assumptions range from 13% to 21%. Average prepayment assumptions range from 8% to 12%.

          At December 31, 2008, securities amounting to $243,670 were carried at their fair value as determined by using valuations based on internally developed discounted cash flow models which are calibrated for trading activity as described.

Derivative Financial Instruments

          Exchange-traded derivative financial instruments are valued based on quoted market prices. If quoted market prices or other observable inputs are not available, fair value is based on estimates provided by third-party pricing sources.

Loans Held for Resale

          Loans held for resale are reported at the lower of cost or fair value. We account for the excess of cost over fair value as a valuation allowance with changes in the valuation allowance included in gain (loss) on loans held for resale, net, in the period in which the change occurs. All loans held for resale were measured at fair value since the cost of $67,409 exceeded the estimated fair value of $49,918 at December 31, 2008.

          When we enter into an agreement to sell a loan to an investor at a set price, the loan is valued at the commitment price. The fair value of loans for which we do not have a firm commitment to sell is based upon a discounted cash flow analysis. We stratify our fair value estimate of uncommitted loans held for resale based upon the delinquency status of the loans. We base the fair value of our performing loans upon the expected future cash flows discounted at a rate commensurate with the risk of the estimated cash flows. Significant assumptions include collateral and loan characteristics, prevailing market conditions and the creditworthiness of the borrower. The fair value of our non-performing loans is determined based upon the underlying collateral to the loan and the estimated period and cost of disposition.

Mortgage Servicing Rights

          We estimate the fair value of our MSRs by calculating the present value of expected future cash flows utilizing assumptions that we believe are used by market participants. The most significant assumptions used in our internal valuation are the speed at which mortgages prepay and delinquency experience, both of which we derive from our historical experience and available market data. Other assumptions used in our internal valuation are:

•	Cost of servicing	•	Interest rate used for computing the cost of servicing advances
•	Compensating interest expense	•	Interest rate used for computing float earnings
•	Discount rate

          The significant components of the estimated future cash inflows for MSRs include servicing fees, late fees, prepayment penalties, float earnings and other ancillary fees. Significant cash outflows include the cost of servicing, the cost of financing servicing advances and compensating interest payments. We derive prepayment speeds and delinquency assumptions from historical experience adjusted for prevailing market conditions. We develop the discount rate internally, and we consider external market-based assumptions in determining the interest rate for the cost of financing advances, the interest rate for float earnings and the cost of servicing. The more significant assumptions used in the December 31, 2008 valuation include prepayment speeds ranging from 16% to 43% (depending on loan type) and delinquency rates ranging from 17% to 27% (depending on loan type). Other assumptions include an interest rate of 5% for computing the cost of financing advances, an interest rate of 1% for computing float earnings and a discount rate of 19%.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

          We perform an impairment analysis based on the difference between the carrying amount and fair value after grouping our loans into the applicable strata based on one or more of the predominant risk characteristics of the underlying loans. The risk factors used to assign loans to strata include the credit score (FICO) of the borrower, the loan to value ratio and the default risk. Our strata include:

•	Subprime	•	Re-performing
•	ALT A	•	Special servicing
•	High-loan-to-value	•	Other

Advances

          We value advances that we make on loans that we service for others at their carrying amounts because they have no stated maturity, generally are realized within a relatively short period of time and do not bear interest.

Receivables

          The carrying value of receivables approximates fair value because of the relatively short period of time between their origination and realization. We carry certain long-term receivables at a discounted value that we believe approximates fair value.

Borrowings

          Borrowings not subject to a hedging relationship are carried at amortized cost. We base the fair value of our debt securities on quoted market prices. The carrying value of obligations outstanding under lines of credit and repurchase agreements approximates fair value because these borrowings are either short-term or bear interest at a rate that is adjusted monthly based on a market index. With the exception of one fixed-rate note, the carrying value of our match funded liabilities also approximates fair value because they bear interest at a rate that is adjusted regularly based on a market index. We determine the fair value of the fixed-rate note by discounting the contractual future principal and interest repayments at a market rate commensurate with the risk of the estimated cash flows.

          The Investment Line (See Note 16) is comprised of a term note secured by our investment in investment grade auction rate securities. Because of the term note’s short period to maturity, the advance rate and the variable interest charged thereon, the carrying value approximates fair value.

Servicer Liabilities

          The carrying value of servicer liabilities approximates fair value due to the short period of time the funds are held until they are deposited in collection accounts, paid directly to an investment trust or refunded to borrowers.

NOTE 3   DISCONTINUED OPERATIONS

          In the fourth quarter of 2007, management of OCN approved and committed to a plan to sell its investment in BOK. Management has concluded that BOK met and continues to meet the definition of a discontinued operation (as prescribed by SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”). Accordingly, its operations have been reclassified as discontinued in the accompanying consolidated financial statements. For segment reporting purposes, the operations of BOK are included in Corporate Items and Other.

          We recorded a charge of $2,012 to write down the carrying value of goodwill as of December 31, 2007. In the second quarter of 2008, we recorded a charge of $4,980 that included the impairment of the remaining $3,423 carrying value of goodwill and intangibles, a $1,377 write-down of receivables and a $180 write-down of premises and equipment. We recorded no additional write-downs in the third or fourth quarters of 2008.

          Results of BOK’s operations for the years ended December 31 are as follows:

	2008	2007	2006

Revenue	$358	$309	$141
Operating expenses (1)	7,337	4,349	2,713

Loss from operations	(6,979)	(4,040)	(2,572)
Other income, net	1,212	868	478

Loss before income taxes	(5,767)	(3,172)	(2,094)
Income tax expense (benefit)	—	—	—

Net loss	$(5,767)	$(3,172)	$(2,094)

(1)    Includes the goodwill and intangibles impairment charge recorded in the second quarter of 2008.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

          The following table presents BOK’s assets and liabilities at December 31:

	2008	2007

Cash	$4,613	$8,338
Trading securities, at fair value	—	537
Receivables	10,250	9,968
Goodwill and intangibles	—	3,423
Other	33	268

Total assets	$14,896	$22,534

Total liabilities (including customer deposits of $5,820 and $7,439)	$6,280	$7,866

NOTE 4   TRADING SECURITIES

          Trading securities consisted of the following at December 31:

	2008	2007

Investment grade auction rate (Corporate Items and Other)	$239,301	$—

Other investment grade (Corporate Items and Other):
Collateralized mortgage obligations (CMOs)	$—	$33,171
Other	—	1,705

	$—	$34,876

Subordinates and residuals:
Loans and Residuals:
Single family residential	$4,204	$7,016
Corporate Items and Other:
Single family residential	165	296
Commercial	—	50

	$4,369	$7,362

          Gain (loss) on trading securities for the years ended December 31 was comprised of the following:

	2008	2007	2006

Unrealized losses (1)	$(33,784)	$(31,849)	$(2,238)
Realized gains (losses) (2) (3)	(1,696)	25,186	4,250

	$(35,480)	$(6,663)	$2,012

(1) Unrealized losses for 2008 include $28,950 related to auction rate securities.
(2) Realized losses for 2008 include a loss of $662 on the sale of auction rate securities in the second quarter.

(3) During the second quarter of 2007, we sold residual securities that were backed by subprime residential loans originated in the United Kingdom (the UK residuals) and realized a gain of $25,587 in our Loans and Residuals segment.

Investment Grade Auction Rate Securities

          During the first quarter of 2008, we invested Investment Line borrowings (See Note 16) in AAA-rated auction rate securities backed by student loans originated under the U. S. Department of Education’s Federal Family Education Loan Program. Auction rate securities are long-term variable rate bonds tied to short-term interest rates that are reset through an auction process that typically occurs every 7 to 35 days. The student loans underlying the auction rate securities carry a U.S Government guarantee of at least 97% of the unpaid principal balance in the event of default. The auction rate securities that we hold are in the senior-most position and are smaller in amount than the federally guaranteed portion of the underlying loans. Historically, the par value of auction rate securities approximated fair value due to the frequent auctions of these securities at par. In the first quarter of 2008, the auction rate security market began experiencing levels of illiquidity, and auctions began to fail because there were not enough orders to purchase all of the securities being offered at the auction. Within the context of a failed auction, the issuer pays the investor a “fail rate” penalty interest until the auction returns to clearing status, the notes mature at par or the notes are called or redeemed.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

          On August 28, 2008, Moody’s Investors Services, Inc. announced that it had downgraded several tranches of auction rate securities from ‘AAA’ to ‘BBB’. Auction rate securities we hold, with a par value of $70,350 at December 31, 2008, were affected by the ratings actions from ‘AAA’ to ‘BBB’. The AAA rating from Standard and Poor’s Ratings Services has not been revised. To date we have received all interest payments when due.

          Because sufficient liquidity has not returned to the auction rate securities market, we were unable to liquidate our entire investment prior to December 31, 2008. During 2008, one issuer has called, at par, notes with a face value of $5,199. During the second quarter of 2008, we sold notes with a face value of $27,350 at 94.5% of par. There were no sales during the third or fourth quarters. The amount outstanding under the Investment Line term note that finances the auction rate securities represented 75% of the face value of the auction rate securities at December 31, 2008. See Note 16 for a more detailed discussion and status of the Investment Line.

Subordinates and Residuals

          Through our investment in subordinate and residual securities, we support senior classes of securities. Principal from the underlying mortgage loans generally is allocated first to the senior classes, with the most senior class having a priority right to the cash flow from the mortgage loans until its payment requirements are satisfied. To the extent that there are defaults and unrecoverable losses on the underlying mortgage loans, resulting in reduced cash flows, the most subordinate security will be the first to bear this loss.

NOTE 5   LOANS HELD FOR RESALE

          Loans held for resale primarily represent subprime single family residential loans that we do not intend to hold to maturity. The carrying value of these loans amounted to $49,918 and $75,240 at December 31, 2008 and 2007, respectively. The balances at December 31, 2008 and 2007 are net of market valuation allowances of $17,491 and $21,155, respectively. Loans held for resale at December 31, 2008 and 2007 include non-performing loans with a carrying value of $19,193 and $31,998, respectively.

          At December 31, 2008, the carrying value of loans held for resale which were pledged to obtain secured borrowings was $18,154.

NOTE 6   ADVANCES

          During any period in which the borrower is not making payments, we are required under most servicing agreements to advance funds to the investment trust to meet contractual principal and interest remittance requirements for investors. As the servicer, we are obligated to advance funds only to the extent that we believe that the advances are recoverable. Most of our advances have the highest standing for reimbursement from payments, repayments and liquidation proceeds at the loan level. In addition, for any advances that are not covered by loan proceeds, the large majority of our pooling and servicing agreements provide for reimbursement at the pool level either by using collections on other loans or by requesting reimbursement from the securitization trust. We are also required to pay property taxes and insurance premiums, to process foreclosures and to advance funds to maintain, repair and market real estate properties on behalf of investors, and these advances are accorded the same high priority for repayment as principal and interest advances.

          Advances consisted of the following at December 31:

	2008	2007

Servicing:
Principal and interest	$36,183	$111,199
Taxes and insurance	32,812	77,431
Foreclosures and bankruptcy costs	23,122	45,243
Real estate servicing costs	225	34,537
Other	4,756	17,519

	97,098	285,929
Loans and Residuals	4,867	6,872
Corporate Items and Other	120	86

	$102,085	$292,887

          At December 31, 2008, no advances were pledged under the senior secured credit agreement as this facility was converted to a term note secured only by MSRs in August 2008. See Note 15 for additional information regarding this term note.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

NOTE 7   MATCH FUNDED ADVANCES

          Match funded advances on residential loans serviced for others are comprised of the following at December 31:

	2008	2007

Principal and interest	$615,344	$659,207
Taxes and insurance	324,605	281,062
Foreclosures and bankruptcy costs	70,142	86,384
Real estate servicing costs	70,658	80,785
Other	19,806	18,659

	$1,100,555	$1,126,097

          Match funded advances on loans serviced for others result from our transfers of residential loan servicing advances to SPEs in exchange for cash. We made these transfers under the terms of four advance facility agreements. We have either retained control of the advances, or the advances were transferred to trusts that are not QSPEs under SFAS No. 140. As a result, we include the SPEs in our consolidated financial statements. The match funded advances are owned by the SPEs and are not available to satisfy general claims of our creditors. Conversely, the holders of the debt issued by the SPEs generally can look only to the assets of the issuer for satisfaction of the debt and have no recourse against OCN. However, OLS has guaranteed the payment of the obligations of the issuer under the match funded facility that we executed in April 2008. The maximum amount payable under the guarantee is limited to 10% of the notes outstanding at the end of the facility’s revolving period in April 2009.

NOTE 8   MORTGAGE SERVICING RIGHTS

          The following table summarizes the activity in our MSRs for the years ended December 31:

	2008			2007			2006

	Residential	Commercial	Total	Residential	Commercial	Total	Residential	Commercial	Total

Balance at beginning of year	$191,935	$5,360	$197,295	$179,246	$4,497	$183,743	$148,663	$—	$148,663
Purchases	3,757	—	3,757	111,807	1,695	113,502	137,017	4,724	141,741
Sales	—	(5,036)	(5,036)	—	—	—	—	—	—
Retained from the securitization of loans	—	—	—	—	—	—	4,084	—	4,084
Servicing transfers and adjustments	(3,620)	(50)	(3,670)	—	—	—	—	—	—
Reclassification of servicing liability (1)	3,239	—	3,239	—	—	—	—	—	—
Impairment	(3,624)	—	(3,624)	—	—	—	—	—	—
Amortization	(52,187)	(274)	(52,461)	(99,118)	(832)	(99,950)	(110,518)	(227)	(110,745)

Balance at end of year	$139,500	$—	$139,500	$191,935	$5,360	$197,295	$179,246	$4,497	$183,743

Estimated fair value	$148,135	$—	$148,135	$271,108	$5,781	$276,889	$249,130	$9,707	$258,837

UPB of assets serviced:
Servicing	$29,830,654	$—	$29,830,654	$38,005,999	$2,385,343	$40,391,342	$37,535,790	$1,666,791	$39,202,581
Subservicing (2)	10,340,878	1,319,175	11,660,053	15,539,986	2,764,634	18,304,620	15,298,238	2,611,527	17,909,765

	$40,171,532	$1,319,175	$41,490,707	$53,545,985	$5,149,977	$58,695,962	$52,834,028	$4,278,318	$57,112,346

(1)   At December 31, 2007 and 2006, the servicing liability of $1,459 and $467, respectively, was not material.

(2)   UPB serviced under subservicing agreements includes $798,148 and $674,279 of foreclosed residential properties serviced for the United States Department of Veterans Affairs (VA) at December 31, 2007 and 2006, respectively. We elected to allow our contract with the VA to expire in July 2008. We completed the transition of the remaining properties to the new service provider in October 2008.

          We service residential mortgage loans and real estate that we do not own under contractual servicing agreements. We generally obtain MSRs by purchasing them from the owners of the mortgages. We also enter into subservicing agreements with entities that own the servicing rights. Residential assets serviced consist almost entirely of mortgage loans, primarily subprime, but also include real estate. Assets serviced for others are excluded from our balance sheet. Custodial accounts, which hold funds representing collections of principal and interest that we have received from borrowers, are escrowed with an unaffiliated bank and excluded from our balance sheet. Custodial accounts amounted to approximately $370,200 and $356,700 at December 31, 2008 and 2007, respectively. An agreement between the various parties to a mortgage securitization transaction typically specifies the rights and obligations of the holder of the servicing rights which include guidelines and procedures for servicing the loans including remittance and reporting requirements, among other provisions.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

          During 2008, we established a valuation allowance for impairment of $3,624 on the high-loan-to-value stratum of our mortgage servicing rights as the external valuation that we consider in our impairment analysis fell below the carrying value due primarily to the declining market value for rights to service second liens. The external valuation reflects industry averages for delinquencies on loans in the second lien position that are higher than those currently experienced by our servicing portfolio. Net of the valuation allowance, the carrying value of this stratum was zero at December 31, 2008. We may reduce the valuation allowance in the future if the estimated fair value of the MSRs increases. For all other strata, the external valuation was above the carrying value at December 31, 2008.

          As of December 31, 2008, MSRs with a carrying value of $134,563 had been pledged as collateral for borrowings under the senior secured credit agreement that was converted to a term note secured only by MSRs in August 2008.

          At December 31, 2008, the geographic distribution of the UPB and count of residential loans and real estate we serviced was as follows:

	Amount	Count

California	$8,573,502	38,589
Florida	4,539,171	33,905
New York	3,874,408	19,060
Texas	1,957,095	27,498
Illinois	1,727,342	14,182
Other (1)	19,500,014	189,281

	$40,171,532	322,515

(1)   Consisted of loans and properties in 45 other states, the District of Columbia and three U.S. territories. No other single location had aggregate loans and properties over $1,385,679.

NOTE 9   RECEIVABLES

          Receivables consisted of the following at December 31:

	2008	2007

Accounts receivable by segment:
Servicing (1)	$6,495	$15,620
Loans and Residuals	1,169	2,077
Asset Management Vehicles	1,171	3,522
Mortgage Services	2,668	11,988
Financial Services	5,747	5,690
Technology Products	975	2,302
Corporate Items and Other (2)	13,593	22,528

	31,818	63,727
Other receivables:
Income taxes	5,386	4,787
Security deposits	4,645	4,176
Other (3)	949	6,704

	$42,798	$79,394

(1)   The balances at December 31, 2008 and 2007 primarily include reimbursable expenses due from investors. The total balance of receivables for this segment is net of reserves of $1,604 and $1,459 at December 31, 2008 and 2007, respectively.
(2)   The balances at December 31, 2008 and 2007 include receivables totaling $3,324 and $12,004, respectively, that primarily represent payments to be received in future years (through June 2014) of proceeds from the sales of investments in affordable housing properties. These affordable housing receivables are net of reserves for doubtful accounts of $6,400 and $6,167, respectively. The balances at December 31, 2008 and 2007 also include $8,286 and $8,548, respectively, of mortgage loans originated by BOK. These loans were net of allowances of $1,392 and $218, respectively.
(3)   The balance at December 31, 2007 includes $4,867 related to the net fair value of derivative financial instruments. See Note 20 for additional details regarding these derivative financial instruments.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

NOTE 10   GOODWILL AND INTANGIBLES

          Goodwill and intangible assets relate to the acquisitions of NCI, BOK and the company that developed the predecessor to our REALTransSM vendor management platform. At December 31, 2008, goodwill and intangibles include: goodwill of $8,218 and intangibles of $36,391, net of amortization that are related to the acquisition of NCI and included in the Financial Services segment, and $1,618 of goodwill related to REALTrans and reported in the Technology Products segment.

          In the fourth quarter of 2007, in connection with our determination that BOK met the definition of a discontinued operation, we determined that the carrying value of BOK exceeded its fair value. Accordingly, we recorded a charge of $2,012 to reduce the carrying value of goodwill to $1,682. In the second quarter of 2008, we recorded an additional charge of $4,980 that included the impairment of the remaining $1,682 net book value of goodwill and the $1,741 net book value of intangibles. For segment reporting purposes, the operations of BOK are included in Corporate Items and Other.

          Goodwill and intangibles acquired as of December 31, 2008 and 2007 were as follows:

		2008			2007

	Weighted Average Useful Life (Years)	Cost	Aggregate Impairment/ Accumulated Amortization	Net Book Value	Cost	Aggregate Impairment/ Accumulated Amortization	Net Book Value

Goodwill	—	$13,530	$3,694	$9,836	$19,627	$2,012	$17,615

Intangibles:
Non-amortizing
Licenses	—	1,741	1,741	—	1,741	—	1,741

Amortizing
Trademarks	5	2,800	887	1,913	2,800	327	2,473
Customer lists	19	37,700	3,222	34,478	37,700	1,228	36,472

Total amortizing		40,500	4,109	36,391	40,500	1,555	38,945

Total intangibles		42,241	5,850	36,391	42,241	1,555	40,686

Total goodwill and intangibles		$55,771	$9,544	$46,227	$61,868	$3,567	$58,301

          Prior to our acquisition of NCI in 2007, NCI made a taxable acquisition which created tax-deductible goodwill that amortizes over time. When we acquired NCI in 2007, we recorded a lesser amount of goodwill for financial reporting purposes than what had previously been recorded at NCI for tax purposes. This difference between the amount of goodwill recorded for financial reporting purposes and the amount recorded for taxes is amortized in our consolidated financial statements. In 2008, the amortization resulted in a $4,891 reduction of goodwill on our balance sheet and a corresponding increase in current and deferred taxes (in Corporate Items and Other).

          Amortization of intangibles for 2008 and 2007 was $2,554 and $1,555, respectively. Expected annual amortization for the years 2009 through 2013, is $2,517, $2,517, $2,517, $2,190 and $1,957, respectively.

NOTE 11   PREMISES AND EQUIPMENT

          Our premises and equipment are summarized as follows at December 31:

	2008	2007

Computer hardware and software	$91,522	$88,978
Building	—	19,641
Leasehold improvements	7,795	8,098
Land and land improvements	522	4,049
Furniture and fixtures	7,691	10,209
Office equipment and other	7,349	6,288

	114,879	137,263
Less accumulated depreciation and amortization	(101,953)	(101,691)

	$12,926	$35,572

          Depreciation and other amortization expense amounted to $9,717, $9,244 and $12,454 for 2008, 2007 and 2006, respectively (of which $1,926, $2,012 and $4,251 related to computer software).

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

          In December 2007, we executed a sale-leaseback agreement whereby we sold and immediately leased back our customer service and collection facility in Orlando, Florida. This transaction did not initially qualify for sale-leaseback accounting because of our continuing involvement in the form of a significant sublease and a collateral deposit securing a letter of credit that guarantees our lease payments. We accounted for the transaction as a financing and recorded the sales proceeds of $24,515 as a financing obligation in other liabilities. We continued to depreciate the building, improvements and equipment. The net book value of the building, land, improvements and equipment was $19,052 at December 31, 2007. In December 2008, we assigned the lease to a third party resulting in the termination of the sublease and guarantee and the return of our collateral deposit. Because we have no significant continuing involvement, we recognized the sale in December 2008, derecognized the assets and the related financing liability and recorded a gain of $450.

NOTE 12   INVESTMENT IN UNCONSOLIDATED ENTITIES

          Investment in unconsolidated entities consisted of the following at December 31:

	2008	2007

Asset Management Vehicles:
Investment in OSI (1)	$15,410	$37,189
Investment in ONL and affiliates (2)	10,174	33,531

	25,584	70,720

Technology Products:
Investment in BMS Holdings (4)	—	5,666

Corporate Items and Other	79	79

	$25,663	$76,465

          Equity in earnings (losses) of unconsolidated entities was as follows for the periods ended December 31:

	2008	2007	2006

OSI (1) (3)	$(4,619)	$1,095	$—
ONL and affiliates (2) (3)	(2,825)	(1,920)	—
BMS Holdings (4)	(5,666)	5,488	637

	$(13,110)	$4,663	$637

          Summarized financial information of our unconsolidated entities at and for the years ended December 31 is as follows:

	2008	2007	2006

OSI:
Net investment income	$11,125	$9,220	$—

Net realized and unrealized losses on investments and derivatives	$(33,696)	$(4,838)	$—

Net income (loss) (3)	$(22,571)	$4,381	$—

Total assets	$62,198	$164,968	$—
Total liabilities	558	16,212	—

Net assets	$61,640	$148,756	$—

ONL and affiliates:
Net operating loss	$(4,690)	$(1,483)	$—

Net realized and unrealized losses on investments	$(11,661)	$(6,192)	$—

Net loss (3)	$(16,351)	$(7,675)	$—

Total assets	$61,331	$140,203	$—
Total liabilities	20,319	6,074	—

Net assets	$41,012	$134,129	$—

BMS Holdings:
Revenues	$60,280	$57,850	$27,259

Net income (loss) (4)	$(32,076)	$11,579	$1,383

Total assets	$1,008,290	$1,012,591	$549,089
Total liabilities	1,027,402	999,627	449,037

Stockholders’ equity (4)	$(19,112)	$12,964	$100,052

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

(1)   Our investment in OSI represents a 25% equity interest. OSI invests in the lower tranches and residuals of residential mortgage-backed securities, the related mortgage servicing rights and other similar assets. During 2008, we received distributions from OSI totaling $16,000. We have no remaining commitment to invest in OSI.

(2)   Our investment in ONL and OREO represent equity interests of approximately 25%. On July 18, 2008, Nonperforming Loan Company I, LLC (NPL) merged with ONL, with ONL as the surviving entity. At the time of the transaction, we had a 25% equity interest in NPL. Subsequent to this consolidation, we sold a 0.2% equity interest in both ONL and OREO to another investor. ONL resolves non-performing loans purchased at a discount. OREO purchases real estate for sale, including real estate that ONL may obtain through foreclosure. During 2008, we received distributions totaling $21,046 from ONL and OREO and invested an additional $1,548 in OREO. We have a remaining commitment which expires on September 13, 2010, to invest up to an additional $37,125 in ONL and OREO, collectively.

(3)   OLS earns loan servicing and management fees from OSI and from ONL and affiliates. In determining the amount of consolidated equity in earnings to recognize, we add back our share of the loan servicing and management fee expense recognized by OSI, ONL and affiliates. During 2008, OLS earned $3,260 and $3,658 of loan servicing fees and management fees, respectively, from OSI and from ONL and affiliates. On a consolidated basis, we have recognized approximately 75% of the loan servicing and management fee revenue.

(4)   Our investment in BMS Holdings represents an equity interest of approximately 45%. During the second quarter of 2008, our share of the losses of BMS Holdings reduced our investment to zero. Since we are not required to advance funds to BMS Holdings to finance operations and we are not a guarantor of any obligations of BMS Holdings, we suspended the application of the equity method of accounting for our investment in BMS Holdings. We will not resume applying the equity method until our share of BMS Holdings’ earnings exceeds our share of their losses that we did not recognize during the period when the equity method was suspended.

NOTE 13   OTHER ASSETS

          Other assets consisted of the following at December 31:

	2008	2007

	(As Adjusted)	(As Adjusted)
Debt service accounts (1)	$58,468	$77,819
Deferred debt related costs, net	14,758	11,182
Interest earning collateral deposits	9,684	8,947
Real estate	7,771	11,483
Prepaid expenses and other	6,907	9,092

	$97,588	$118,523

(1)   Under our four advance funding facilities, we are contractually required to remit collections on pledged advances to the trustee within two days of receipt. The collected funds are not applied to reduce the related match funded debt until the payment dates specified in the indenture. The balance also includes amounts that have been set aside from the proceeds of our four match funded advance facilities to provide for possible shortfalls in the funds available to pay certain expenses and interest. These funds are held in interest earning accounts.

NOTE 14   MATCH FUNDED LIABILITIES

          Match funded liabilities are obligations secured by the related match funded advances and are repaid through the cash proceeds arising from those assets. We account for and report match funded liabilities as secured borrowings with pledges of collateral. All of our match funded liabilities are secured by advances on residential loans serviced for others. The amortization date is the date on which the revolving period ends under our advance facilities and repayment of the outstanding balance must begin if the facility is not renewed or extended. The maturity date is the date on which all outstanding balances must be repaid. After the amortization date, all collections that represent the repayment of advances that have been financed through the facility must be applied to reduce the balance outstanding under the facility, and any new advances under the securitizations pledged to the facility are ineligible to be financed.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

				Unused Borrowing Capacity
Borrowing Type	Interest Rate (1)	Maturity	Amortization Date		Balance Outstanding
					December 31, 2008	December 31, 2007

Variable Funding Note Series 2007-1	Commercial paper rate + 200 basis points (2)	December 2014	December 2009 (2)	$80,278	$219,722	$218,590
Term Note Series 2004 -1	1-Month LIBOR + 50 basis points	October 2013	January 2008 (3)	—	—	100,000
Term Note Series 2005 -1	1-Month LIBOR + 40 basis points	March 2014	May 2008 (4)	—	—	75,000
Term Note Series 2006 -1	5.335%	November 2015 (5)	November 2009	—	165,000	165,000
Variable Funding Note (6)	Commercial paper rate + 150 basis points (6)	December 2013	December 2010	57,480	192,520	124,038
Variable Funding Note (7)	1-Month LIBOR + 500 basis points (7)	March 2011	March 2008 (7)	—	—	174,581
Advance Receivable Backed Notes	1-Month LIBOR + 200 basis points (8)	February 2011 (8)	February 2009 (8)	57,639	142,361	139,752
Advance Receivable Backed Notes	1-Month LIBOR + 250 basis points	April 2009	April 2009	62,496	237,504	—

				257,893	957,107	996,961
Basis adjustment (5)				—	4,832	4,442

				$257,893	$961,939	$1,001,403

(1) 1-Month LIBOR was 2.59% and 4.60% at December 31, 2008 and 2007, respectively.

(2)   The interest rate for this note is determined using a commercial paper rate that reflects the borrowing costs of the lender plus a margin of 200 basis points which has approximated LIBOR plus 200 basis points over time. In December 2008, the amortization date for this note was extended to December 2009.

(3) The amortization period for this note began in January 2008, and by March 2008, we repaid the note in full.
(4) The amortization period for this note began in May 2008, and we repaid the note in full in August 2008.

(5)   We previously carried this note on the balance sheet at fair value as the result of a designated fair value hedging relationship that we established in December 2006 using an interest rate swap. We terminated the swap agreement in February 2008 and began amortizing the basis adjustment to earnings over the expected remaining term of the note.

(6)   The interest rate for this note is determined using a commercial paper rate that reflects the borrowing costs of the lender plus a margin of 150 basis points which has approximated 1-Month LIBOR plus 150 basis points over time.

(7)   In March 2008, we elected not to renew or extend this facility, and the amortization period for this note began. The interest rate increased from 1-Month LIBOR plus 200 basis points to 1-Month LIBOR plus 500 basis points on January 1, 2008. By April 2008, we repaid this note in full and moved the remaining collateral to a new $300,000 match funded advance facility that closed in April 2008.

(8)   In February 2008, we negotiated an increase in the maximum borrowing capacity from $140,000 to $200,000 and extended the stated maturity to February 2011 and the amortization date to February 2009. In January 2009, the lender agreed to renew this facility and to extend the amortization date to January 2010. The interest rate on the facility was increased to 1-Month LIBOR plus 400 basis points.

          In April 2008, we negotiated the issuance of an additional variable funding note under one of our match funded advance facilities. This note has a maximum borrowing capacity of $300,000. At the time of issuance, it was our intention to repay all borrowing under this note prior to the end of each month. As a result, we do not include this note in our available borrowing capacity. To date, we have borrowed only the initial note balance of $15,000, and we repaid this amount prior to April 30, 2008. There has been no subsequent borrowing under this note.

          At December 31, 2008 and 2007, match funded liabilities had a weighted average interest rate of 4.74% and 6.05%, respectively.

          Match funded liabilities contain various qualitative and quantitative covenants that, among other things, establish requirements for the monitoring and reporting of specified financial transactions and reporting on defined events affecting the collateral underlying the agreements. We are currently in compliance with these covenants.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

NOTE 15   LINES OF CREDIT AND OTHER SECURED BORROWINGS

Secured lines of credit from various unaffiliated financial institutions are as follows at December 31:

Borrowings	Collateral	Interest Rate (1)	Maturity	Unused Borrowing Capacity
					Balance Outstanding
					2008	2007

Servicing:
Senior secured credit agreement – term note (2)	MSRs	1-Month LIBOR +187.5 basis points (2)	February 2010 (2)	$—	$97,987	$260,976

Loans and Residuals:
Repurchase agreement (3)	Loans held for resale or real estate	1-Month LIBOR + 800 basis points	September 2008	—	—	46,173
Class A-1 notes (3)	Loans held for resale and real estate	1-Month LIBOR + 600 basis points	April 2037	—	17,760	—
Repurchase agreement	Residual trading securities	1-Month LIBOR + 250 basis points	N/A	—	—	170
Repurchase agreement	Residual trading securities	1-Month LIBOR +125 basis points	April 2036	—	—	129

				—	17,760	46,472

Mortgage Services:
Senior secured credit agreement (4)	Commercial MSRs and advances	Prime or prime + 37.5 basis points	August 2008	—	—	4,090

Financial Services:
Revolving note	Receivables	1, 3, 6 or 12-Month LIBOR + 200 basis points or Prime less 100 basis points (5)	July 2011	8,877	1,123	—

Senior notes	Various	10.25%	January 2008	—	—	147

				8,877	1,123	147

Corporate Items & Other:
Repurchase agreement (6)	Securities	5.12 – 5.40%	N/A	—	—	28,291

				$8,877	$116,870	$339,976

(1) 1-Month LIBOR was 2.59% and 4.60% at December 31, 2008 and 2007, respectively.

(2)   The interest incurred on this facility is based on LIBOR plus 187.5 basis points but could be reduced to as low as 0.10% to the extent that we have available balances on deposit with the lender. We did not renew this agreement prior to its maturity in August 2008. However, we did exercise the option contained in the facility for an 18-month term note to finance MSRs. We transferred the advance collateral to existing match funded facilities.

(3)   We did not renew this repurchase agreement upon maturity in September 2008. The repurchase agreement was secured by A-rated securities that we issued in 2007 in connection with the transfer of loan and real estate collateral to OREALT, a bankruptcy remote VIE that we consolidate. In August 2008, we sold a portion of these A-rated securities with a face value of $23,200 to a third party. The notes were sold net of a discount of $928 which is being amortized to interest expense over the estimated remaining life of the notes.

(4) This facility was terminated in May 2008, when we sold the commercial MSRs that were pledged as collateral.
(5) The interest rate in effect depends on the election that we make at the time that we request an advance. At December 31, 2008, the interest rate was based on the lender’s prime rate of 3.25%.
(6) We repaid this agreement in full in April 2008 when we sold the CMOs that were pledged as collateral.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

          Each of our lines of credit contains qualitative and quantitative covenants that establish, among other things, the maintenance of specified net worth and restrictions on future indebtedness, as well as the monitoring and reporting of various specified transactions or events. We are currently in compliance with these covenants.

          The weighted average interest rates on our obligations outstanding under lines of credit and other secured borrowings at December 31, 2008 and 2007 were 5.07% and 6.42%, respectively.

NOTE 16   INVESTMENT LINE

          Under this agreement, we borrowed funds each month under a revolving demand note equal to the projected average float balance and invested those funds in certain permitted investments, including auction rate securities. The custodial funds comprising most of the float balance remained on deposit in bank accounts that meet the requirements of each trust. The terms required that we sell the investments and repay the associated borrowings prior to the end of each quarter.

          As a result of failed auctions in the first quarter of 2008, we were unable to fully liquidate our investment in auction rate securities. On March 28, 2008, we executed an amendment to the Investment Line that eliminated the requirement that borrowings be repaid at quarter end, increased the annual interest rate from 0.1% to 0.35% and limited borrowings to $350,000. We recognized these securities and a corresponding liability on our balance sheet in the first quarter. On June 30, 2008, we executed an extension of this agreement through July 13, 2008.

          On July 10, 2008, in addition to further reducing the borrowing limit under the revolving demand note to $120,000, we executed another amendment to the Investment Line that created a new term note that is secured by our investment in the auction rate securities. Interest on the term note is 0.35% to the extent that we have available balances on deposit with the lender. For any portion of the outstanding balance of the term note that is in excess of the available balances, the interest rate is 1-month LIBOR plus 35 basis points. In the event that the 0.35% rate does not fairly reflect the cost to the lender in providing the funds, the lender may, with notice, adjust the rate upward to a rate not exceeding 3.35%.

          The new term note matures on June 30, 2009. The maximum borrowing has been reduced from approximately 85% of the face value of the auction rate securities at the time that the note was executed to 75% on December 31, 2008 and will be further reduced to 70% on March 30, 2009. Under the new term note, we receive the interest on the auction rate securities while the proceeds from the redemption or sale of auction rate securities are applied to the outstanding balance. If the proceeds are below the then-effective maximum borrowing percentage, we are required to make up the shortfall. If the application of proceeds to the outstanding balance results in the total outstanding balance of this note falling below 70% of the face value of the auction rate securities held, we receive one-half of sales or redemptions, and the remainder is used to pay down the Investment Line. We intend to fund the remaining reduction in the maximum borrowing rate using cash generated from operations. During 2008, we made payments totaling $99,245 that reduced the Investment Line obligation to $200,719 and the finance rate to 75% of face value.

          On September 30, 2008, when the revolving demand note expired, we repaid the borrowings in full using proceeds received from the liquidation of the investments.

NOTE 17   SERVICER LIABILITIES

          Servicer liabilities represent amounts we have collected, primarily from residential borrowers, whose loans we service, that will be deposited in custodial accounts, paid directly to an investment trust or refunded to borrowers. The following sets forth the components of servicer liabilities at December 31:

	2008	2007

Borrower payments due to custodial accounts	$67,227	$120,507
Escrow payments due to custodial accounts	5,488	7,410
Partial payments and other unapplied balances	63,036	76,567

	$135,751	$204,484

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

NOTE 18   DEBT SECURITIES

          Our debt securities consisted of the following at December 31:

	2008	2007

	(As Adjusted)	(As Adjusted)
3.25% Convertible Notes due August 1, 2024	$79,988	$89,732
10.875% Capital Trust Securities due August 1, 2027	53,379	53,379

	$133,367	$143,111

          Each of our debt securities contain qualitative and quantitative covenants that establish, among other things, the maintenance of specified net worth and restrictions on future indebtedness as well as the monitoring and reporting of various specified transactions or events. We are currently in compliance with these covenants.

          Convertible Notes. In July 2004, OCN issued $175,000 aggregate principal amount of 3.25% Convertible Notes due 2024. The Convertible Notes are senior general unsecured obligations not guaranteed by any of our subsidiaries and bear interest at the rate of 3.25% per year. Interest is payable on February 1 and August 1 of each year. The Convertible Notes mature on August 1, 2024. As a result of our adoption of FSP No. APB 14-1, we recognized a discount on the Convertible Notes. We are amortizing the debt discount over the period from the date of issuance to August 1, 2009, the first date at which holders may require us to repurchase their notes.

          The principal outstanding on December 31, 2008 and 2007 of $82,355 and $96,900 is reported net of the unamortized debt discount of $2,367 and $7,168 respectively. Interest expense on the Convertible Notes for the years ended December 31, 2008, 2007 and 2006 respectively, include amortization of debt discount of $3,886, $4,069 and $3,761 and cash interest expense at the contractual rate of $2,825, $3,149 and $3,160. We are recognizing interest on the debt at an effective annual rate of 8.25%.

          During 2008, we repurchased Convertible Notes with a principal value of $14,545 in the open market generating a total loss of $86, net of the write-off of unamortized issuance cost and debt discount.

          In connection with our issuance of the Convertible Notes, we incurred certain costs that we capitalized and are amortizing over the period from the date of issuance to August 1, 2009, the first date at which holders may require us to repurchase their notes. The unamortized balance of these issuance costs amounted to $295 and $942 at December 31, 2008 and 2007, respectively and is included in other assets.

          Holders may convert all or a portion of their notes into shares of our common stock under the following circumstances: (1) at any time during any calendar quarter (and only during such calendar quarter) commencing after December 31, 2004, if the closing sale price of our common stock for at least 20 consecutive trading days in a period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than 125% of the conversion price per share of common stock on such last day; (2) subject to certain exceptions, during the five business day period after any five-consecutive-trading-day period in which the trading price per $1 principal amount of the notes for each day of the five-consecutive-trading-day period was less than 98% of the product of the closing sale price of our common stock and the number of shares issuable upon conversion of $1 principal amount of the notes; (3) if the notes have been called for redemption; or (4) upon the occurrence of specified corporate transactions.

          The conversion rate is 82.1693 shares of our common stock per $1 principal amount of the notes, subject to adjustment. Events that may cause the conversion rate to be adjusted primarily relate to cash dividends or other distributions to holders of our common stock. Upon conversion, we may at our option choose to deliver, in lieu of our common stock, cash or a combination of cash and common stock. Upon the occurrence of a prorata stock dividend in connection with the spin-off of Ocwen Solutions, the conversion price will be adjusted based on the 20-day average trading price of OCN’s common stock, subsequent to the ex-dividend date. At December 31, 2008 and 2007 the if-converted value of the Convertible Notes was $62,106 and $44,111, respectively.

          Beginning August 1, 2009, we may redeem all or a portion of the notes for cash for a price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, if any.

          Holders may require us to repurchase all or a portion of their notes for cash on August 1, 2009, August 1, 2014 and August 1, 2019. Also, upon the occurrence of a “fundamental change”, Holders may redeem the notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, if any. A “fundamental change” is a change of control or a termination of trading in our common stock.

          Capital Trust Securities. In August 1997, Ocwen Capital Trust (OCT) issued $125,000 of 10.875% Capital Securities (the Capital Trust Securities). OCT invested the proceeds from issuance of the Capital Trust Securities in 10.875% Junior Subordinated Debentures issued by OCN. The Junior Subordinated Debentures, which represent the sole assets of OCT, will mature on August 1, 2027. For financial reporting purposes, we treat OCT as a subsidiary and, accordingly, the accounts of OCT are included in our consolidated financial statements. We consolidate OCT because we own all of the Common Securities that were issued by OCT and have repurchased 57% of the Capital Trust Securities that were originally issued. We eliminate intercompany balances and transactions with OCT, including the balance of Junior Subordinated Debentures outstanding, in our consolidated financial statements.

          Holders of the Capital Trust Securities are entitled to receive cumulative cash distributions accruing from the date of original issuance and payable semiannually in arrears on February 1 and August 1 of each year at an annual rate of 10.875% of the liquidation amount of $1,000 per Capital Security. OCN guarantees payment of distributions out of moneys held by OCT, and payments on liquidation of OCT or the redemption of Capital Trust Securities to the extent OCT has funds available. If OCN does not make principal or interest payments on the Junior Subordinated Debentures, OCT will not have sufficient funds to make distributions on the Capital Trust Securities in which event the guarantee shall not apply to such distributions until OCT has sufficient funds available therefore. Accumulated distributions payable on the Capital Trust Securities amounted to $2,419 at December 31, 2008 and 2007, respectively, and are included in other liabilities.

          We have the right to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semiannual periods with respect to each deferral period provided that no extension period may extend beyond the stated maturity of the Junior Subordinated Debentures. Upon the termination of any such extension period and the payment of all amounts then due on any interest payment date, we may elect to begin a new extension period. Accordingly, there could be multiple extension periods of varying lengths throughout the term of the Junior Subordinated Debentures. If we defer interest payments on the Junior Subordinated Debentures, distributions on the Capital Trust Securities will also be deferred, and we may not, nor may any of our subsidiaries, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, their capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank pari passu with or junior to the Junior Subordinated Debentures. During an extension period, interest on the Junior Subordinated Debentures will continue to accrue at the rate of 10.875% per annum, compounded semiannually.

          We may redeem the Junior Subordinated Debentures before maturity at our option subject to the receipt of any necessary prior regulatory approval, in whole or in part on or after August 1, 2007, at the redemption prices (expressed as a percentage of the principal amount) set forth below, plus accrued interest thereon, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

Percentages

2007	105.438%
2008	104.894
2009	104.350
2010	103.806
2011	103.263
2012	102.719
2013	102.175
2014	101.631
2015	101.088
2016	100.544

          On or after August 1, 2017, the redemption price will be 100%, plus accrued interest to the redemption date.

          We may also redeem the Junior Subordinated Debentures at any time, in whole (but not in part), upon the occurrence and continuation of a special event (defined as a tax event, regulatory capital event or an investment company event) at a redemption price equal to the greater of (a) 100% of the principal amount thereof or (b) the sum of the present values of the principal amount and premium payable with respect to an optional redemption of such Junior Subordinated Debentures on August 1, 2007, together with scheduled payments of interest from the prepayment date to August 1, 2007, discounted to the prepayment date on a semiannual basis at the adjusted Treasury rate plus accrued interest thereon to the date of prepayment. The Capital Trust Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Junior Subordinated Debentures at maturity or their earlier redemption, in an amount equal to the amount of the related Junior Subordinated Debentures maturing or being redeemed and at a redemption price equal to the redemption price of the Junior Subordinated Debentures, plus accumulated and unpaid distributions thereon to the date of redemption.

          In connection with our issuance of the Capital Trust Securities, we incurred certain costs that we capitalized and are amortizing over the term of the Capital Trust Securities. The unamortized balance of these issuance costs amounted to $1,320 and $1,391 at December 31, 2008 and 2007, respectively, and is included in other assets.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

NOTE 19   BASIC AND DILUTED EARNINGS PER SHARE

          Basic EPS excludes common stock equivalents and is calculated by dividing net income by the weighted average number of common shares outstanding during the year. We calculate diluted EPS by dividing net income, as adjusted to add back interest expense net of tax on the Convertible Notes, by the weighted average number of common shares outstanding including the potential dilutive common shares related to outstanding stock options, restricted stock awards and the Convertible Notes. The following is a reconciliation of the calculation of basic EPS to diluted EPS for the years ended December 31:

	2008	2007	2006

	(As Adjusted)	(As Adjusted)	(As Adjusted)
Basic EPS:
Net income attributable to OCN	$13,250	$36,104	$204,145

Weighted average shares of common stock	62,670,957	62,712,076	62,871,613

Basic EPS	$0.21	$0.58	$3.25

Diluted EPS:
Net income attributable to OCN	$13,250	$36,104	$204,145
Interest expense on Convertible Notes, net of income tax (1)	—	—	5,655

Adjusted net income attributable to OCN	$13,250	$36,104	$209,800

Weighted average shares of common stock	62,670,957	62,712,076	62,871,613
Effect of dilutive elements:
Convertible Notes (1)	—	—	7,962,205
Stock options (2)	241,205	709,855	985,671
Common stock awards	23,152	74,408	44,822

Dilutive weighted average shares of common stock	62,935,314	63,496,339	71,864,311

Diluted EPS	$0.21	$0.57	$2.92

(1)   The effect of our Convertible Notes on diluted EPS is computed using the if-converted method. Interest expense and related amortization costs applicable to the Convertible Notes, net of income tax, are added back to net income. Conversion of the Convertible Notes into shares of common stock has not been assumed for purposes of computing diluted EPS for 2008 because the effect would be anti-dilutive. The effect is anti-dilutive whenever interest expense on the Convertible Notes, net of income tax, per common share obtainable on conversion exceeds basic EPS.
(2)   Excludes an average of 3,062,166 options in 2008, 1,208,391 options in 2007 and 869,413 options in 2006 that were anti-dilutive because their exercise price was greater than the average market price of our stock. Also excluded are 4,897,500 options granted on July 14, 2008, for shares that would be issuable contingent on the achievement of certain performance criteria related to OCN’s stock price and an annualized rate of return to investors. See Note 22 for additional details regarding these stock options.

NOTE 20   DERIVATIVE FINANCIAL INSTRUMENTS

          Because our current derivative agreements are not exchange-traded, we are exposed to credit loss in the event of nonperformance by the counterparty to the agreements. We control this risk through credit monitoring procedures, including financial analysis, dollar limits and other monitoring procedures. The notional amount of our contracts does not represent our exposure to credit loss.

Foreign Currency Exchange Rate Risk Management

          In June 2008, we entered into foreign currency futures contracts to hedge our net investment in BOK against adverse changes in the value of the Euro versus the U.S. Dollar. We designated these derivatives as a foreign-currency net investment hedge. Net gains on these foreign currency futures were $1,038 for 2008. These gains were included in the net change in unrealized foreign currency translation adjustment in accumulated other comprehensive income.

          Our operations in India and Canada also expose us to foreign currency exchange rate risk, but we consider this risk to be insignificant.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

Interest Rate Management

          In our Servicing segment, we have entered into interest rate swaps, under which we pay a floating rate and receive a fixed rate, and interest rate caps. In connection with our issuance of a match funded variable funding note in December 2007 with a variable rate of interest and a $250,000 maximum borrowing capacity, we entered into interest rate caps with a notional amount of $250,000 to hedge our exposure to rising interest rates. We designated this cap as a cash flow hedge but de-designated it as of March 31, 2008 because of ineffectiveness. As a result, we reclassified to earnings the unrealized loss of $239 included in other comprehensive income at December 31, 2007. In connection with our renewal and upsizing of a match funded variable funding note in February 2008 that carried a variable interest rate and a maximum borrowing capacity of $200,000, we entered into an interest rate cap with a notional amount of $200,000 to hedge our exposure to rising interest rates. We did not designate this cap as a hedge. In connection with our issuance of a $165,000 match funded term note in 2006 with a 5.335% fixed rate of interest, we entered into an interest rate swap position with a notional value of $165,000 to hedge our exposure to an increase in the fair value of the note due to declining interest rates. We designated this swap position as a fair value hedge and carried the note on the balance sheet at fair value. During the first quarter of 2008, we terminated this interest rate swap and began amortizing the basis adjustment on the note to earnings over the expected remaining term of the note.

          In our Loans and Residuals component, we used a combination of interest rate swaps and Eurodollar interest rate futures contracts to hedge the exposure to interest rate risk represented by our loans held for resale. We also entered into credit default swap short positions to hedge portions of our portfolio of residual and subordinate securities against the effect of credit defaults on the underlying mortgage loans. During the third quarter of 2007, we closed out our remaining Eurodollar interest rate future and credit default swap positions. None of these derivatives was designated as a hedge.

          The following table summarizes our use of derivative financial instruments during 2008:

	Notional Amounts

	Interest Rate Swaps	Interest Rate Cap	Euro Currency Futures

Balance at December 31, 2007	$165,000	$250,000	$—
Additions	—	200,000	43,024
Maturities	—	—	(32,899)
Terminations	(165,000)	—	—

Balance at December 31, 2008	$—	$450,000	$10,125

Fair value at December 31, 2008	$—	$193	$(726)

Maturity	—	January 2011 & December 2013	March 2009

          Net realized and unrealized gains (losses) included in other income (expense), net related to derivative financial instruments were $2,151, $4,670 and $1,356 for 2008, 2007 and 2006, respectively, including in 2008 the $239 loss related to the interest rate cap that we de-designated as a cash flow hedge. In addition, we recorded unrealized (losses) gains of $(3,149), $(4,944) and $502 in 2008, 2007 and 2006, respectively, that represented fair value basis adjustments on the $165,000 fixed-rate match funded term note that we had designated as part of a fair value hedging relationship that was established using the interest rate swap that we subsequently terminated in the first quarter of 2008.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data

NOTE 21   INCOME TAXES

          For income tax purposes, the domestic and foreign components of income from continuing operations before taxes were as follows:

	2008	2007	2006

	(As Adjusted)	(As Adjusted)	(As Adjusted)
Domestic	$23,649	$45,149	$72,444
Foreign	7,333	9,405	6,144

	$30,982	$54,554	$78,588

          The components of income tax expense (benefit) were as follows for the years ended December 31:

	2008	2007	2006

	(As Adjusted)	(As Adjusted)	(As Adjusted)
Current:
Federal	$9,959	$16,237	$24,604
State	1,581	3,064	2,987
Foreign	1,304	2,880	1,311

	12,844	22,181	28,902

Deferred:
Federal	(1,424)	(4,032)	(406)
State	(325)	(481)	(839)
Foreign	(482)	(1,939)	—
Provision for (reversal of) valuation allowance on deferred tax assets	1,393	(543)	(155,377)

	(838)	(6,995)	(156,622)

Total	$12,006	$15,186	$(127,720)

          Income tax expense (benefit) differs from the amounts computed by applying the U.S. Federal corporate income tax rate of 35% as follows for the years ended December 31:

	2008	2007	2006

	(As Adjusted)	(As Adjusted)	(As Adjusted)
Expected income tax expense (benefit) at statutory rate	$10,844	$19,094	$26,773
Differences between expected and actual income tax expense (benefit)
Indefinite deferral on earnings of non-U.S. affiliates	(2,566)	(3,292)	(1,801)
State tax (after Federal tax benefit)	918	1,731	1,454
Low-income housing tax credits	(59)	(1,326)	(59)
Deferred tax asset valuation allowance benefit	1,393	(543)	(155,377)
Foreign tax	822	941	1,311
Capital loss utilization	—	(1,586)	—
FAS 123R tax expense	435	—	—
Other	219	167	(21)

Actual income tax expense (benefit)	$12,006	$15,186	$(127,720)

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

          The net deferred tax asset was comprised of the following as of December 31:

	2008	2007

	(As Adjusted)	(As Adjusted)
Deferred tax assets:
Tax residuals and deferred income on tax residuals	$3,725	$3,884
State taxes	9,780	9,611
Accrued incentive compensation	4,208	3,002
Valuation allowance on real estate owned	3,502	3,542
Bad debt and allowance for loan losses	8,296	10,650
Mortgage servicing rights amortization	79,658	90,426
Foreign currency exchange	1,328	1,326
Net operating loss carryforward	31,281	32,893
Partnership losses and low-income housing tax credits	23,963	23,727
Foreign deferred assets	1,458	1,939
Net unrealized gains and losses on securities	20,883	6,735
Equity interest	68	—
Other	1,348	2,172

	189,498	189,907

Deferred tax liabilities:
Deferred interest income on loans	75	75
Intangibles amortization	12,533	11,890
Equity interest	—	1,921

	12,608	13,886

	176,890	176,021
Valuation allowances	(1,745)	(352)

Net deferred tax asset	$175,145	$175,669

          We conduct periodic evaluations of positive and negative evidence to determine whether it is more likely than not that the deferred tax asset can be realized in future periods. Among the factors considered in this evaluation are estimates of future taxable income, future reversals of temporary differences, tax character and the impact of tax planning strategies that can be implemented if warranted. As a result of this evaluation, we included in the tax provision an increase of $1,393 to the valuation allowance for 2008 and decreases of $298 and $155,377 to the valuation allowance for 2007 and 2006, respectively. Our determination that it was appropriate to reverse $155,377 in 2006 was primarily based on the following:

•	Cumulative taxable earnings in recent periods;
•	Positive outlook for future taxable earnings;
•	The disposal of nearly all of our non-core assets.

          At December 31, 2008, the deferred tax asset valuation allowance of $1,745 related to certain NCI-related state net operating losses that are not more likely than not to be realized in future periods.

          We adopted FIN 48 effective January 1, 2007. We decided to classify interest and penalties as a component of income tax expense. We recognized a $1,483 increase in liability for unrecognized tax items which was accounted for as a reduction to the January 1, 2007 balance of retained earnings. As of December 31, 2008 and 2007, we had total unrecognized tax items of approximately $2,042 and $1,759, respectively, all of which if recognized would affect the effective tax rate.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

          Our major jurisdiction tax years that remain subject to examination are our U.S. federal tax return for the years ended December 31, 2005 through the present and our India corporate tax returns for the years ended March 31, 2003 through the present. A reconciliation of the beginning and ending amount of gross unrecognized tax benefits as of December 31, 2008 is as follows:

	2008	2007

Balance at January 1	$1,759	$1,483
Additions based on tax positions related to current year	—	—
Additions for tax positions of prior years	1,068	419
Reductions for tax positions of prior years	(540)	—
Lapses in statutes of limitation	(245)	(143)

Balance at December 31	$2,042	$1,759

          At December 31, 2008, we had net operating loss carryforwards of $68,878 that related to realized built-in losses from the acquisition of Ocwen Asset Investment Corporation. Utilization of these carryforwards is subject to an annual IRC section 382 limitation of $5,700.

          An additional $20,496, representing the net operating losses of NCI, which was acquired by OCN on June 6, 2007, are subject to the IRC section 382 limitation. The annual limitation on these net operating losses amounts to approximately $1,251.

          At December 31, 2008, we did not have any remaining capital loss carryforwards, and we had tax credit carryforwards of $16,515 related to our low-income housing tax credits.

NOTE 22   EMPLOYEE COMPENSATION AND BENEFIT PLANS

          We maintain a defined contribution plan to provide post retirement benefits to our eligible employees. We also maintain additional compensation plans for certain employees. We designed these plans to facilitate a pay-for-performance policy, further align the interests of our officers and key employees with the interests of our shareholders and assist in attracting and retaining employees vital to our long-term success. These plans are summarized below.

Retirement Plan

          We maintain a defined contribution 401(k) plan. We match 50% of each employee’s contributions, limited to 2% of the employee’s compensation. Our contributions to the 401(k) plan were $469, $453 and $458 for the years ended December 31, 2008, 2007 and 2006, respectively.

Annual Incentive Plan

          The Ocwen Financial Corporation Amended 1998 Annual Incentive Plan (the AIP) is our primary incentive compensation plan for executives and other key employees. Under the terms of the AIP, participants can earn cash and equity-based awards as determined by the Compensation Committee of the Board of Directors. The awards are generally based on objective performance criteria established by the Committee which includes corporate profitability, growth in our core businesses, meeting budget objectives and achieving cost savings through Six Sigma initiatives. The Committee may at its discretion adjust performance measurements to reflect significant unforeseen events. In 2007, the stockholders approved the 2007 Equity Incentive Plan (the 2007 Equity Plan) to replace the 1991 Non-Qualified Stock Option Plan. The 2007 Equity Plan authorizes the grant of stock options, restricted stock or other equity-based awards to employees.

          For service years 2008 and 2007, annual incentive compensation was awarded entirely in cash. Under an equity incentive program described below, stock options were awarded to eight members of senior management on July 14, 2008.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

          The following table provides a summary of our stock option activity for the years ended December 31:

	2008		2007		2006

	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price

Outstanding at beginning of year	3,230,526	$9.50	3,212,031	$8.42	4,280,475	$8.25
Granted	6,530,000	8.00	475,999	11.88	—	—
Exercised	(3,008)	2.30	(263,398)	5.80	(972,056)	7.84
Forfeited	(328,566)	18.82	(194,106)	18.01	(96,388)	6.82

Outstanding at end of year	9,428,952	8.14	3,230,526	9.50	3,212,031	8.42

Exercisable at end of year	2,585,799	8.20	2,567,886	9.20	2,447,199	9.00

          The following table summarizes information about our stock options outstanding at December 31, 2008:

		Options Outstanding		Options Exercisable

Award Year	Exercise Price Range	Number	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Number	Weighted Average Exercise Price

2008	$8.00	6,530,000	$8.00	10	—	$—
2006	11.88	432,596	11.88	8	283,681	11.88
2005	9.64	323,972	9.64	7	203,844	9.64
2004	4.92 – 10.60	466,948	9.07	4	422,838	9.18
2003	6.18 – 10.73	230,071	9.85	5	230,071	9.85
2002	1.87 – 2.81	252,671	2.52	4	252,671	2.52
2001	5.79 – 12.55	667,664	9.31	3	667,664	9.31
2000	4.09 – 7.40	412,950	4.79	2	412,950	4.79
1999	6.25	78,279	6.25	1	78,279	6.25
1998	12.31	33,801	12.31	(a)	33,801	12.31

		9,428,952			2,585,799

(a) These options expired without being exercised on January 31, 2009.

          Stock options awarded prior to 2008 generally vest ratably over a five–year period including the award year. The contractual term of all options granted is ten years from the grant date, except where employment terminates by reason of retirement, in which case the option will terminate no later than three years after such retirement or the end of the option term, whichever is earlier. Compensation expense related to options is measured based on the grant-date fair value of the options using either the Black-Scholes option-pricing model or a lattice (binomial) model as appropriate based on the vesting condition of the award. Included in compensation expense for the years ended December 31, 2008, 2007 and 2006 was $1,569, $3,048 and $1,120, respectively, related to stock options. Excluding the market-based options described below, the net aggregate intrinsic value of stock options outstanding and stock options exercisable at December 31, 2008 was $3,950 and $2,962, respectively. The total intrinsic value of stock options exercised, which is defined as the amount by which the market value of the stock on the date of exercise exceeds the exercise price, was $13 for 2008. The weighted average remaining contractual term of options outstanding and options exercisable at December 31, 2008 was 8 years and 4 years, respectively. As of December 31, 2008, unrecognized compensation costs related to non-vested stock options amounted to $5,817, which will be recognized over a weighted-average remaining requisite service period of approximately 3.4 years.

          On July 14, 2008, the Compensation Committee of OCN’s Board of Directors approved an equity incentive program pursuant to which eight members of our senior management team were granted options to purchase a total of 6,840,000 shares of OCN’s common stock under the 2007 Equity Incentive Plan. Of the 6,840,000 shares granted, the grant of 310,000 shares to one member of senior management is contingent upon the occurrence of both the spin of Ocwen Solutions and the post-spin approval of a new equity incentive plan at Ocwen Solutions. Accordingly, 6,530,000 options are outstanding at December 31, 2008.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

          These options have an exercise price of $8.00 per share, which was approximately 40% higher than the closing price of OCN’s stock on the day of the Compensation Committee’s approval. The vesting schedule for the options has a time-based component, in which 25%, or 1,632,500 of the options vest in equal increments over four years, and a market-based component, in which up to 75%, or 4,897,500 of the options could vest in equal increments over four years commencing upon the achievement of certain performance criteria related to OCN’s stock price and the annualized rate of return to investors. Two-thirds of the market-based options would begin to vest over four years if the stock price realizes a compounded annual gain of at least 20% over the exercise price, so long as the stock price is at least double the exercise price. The remaining third of the market-based options would begin to vest over four years if the stock price realizes a 25% gain, so long as it is at least triple the exercise price. Compensation expense related to this option grant totaled $619 for 2008 and was measured based on the grant-date fair value of the options. The fair value of the time-based options was determined using the Black-Scholes options pricing model, while a lattice (binomial) model was used to determine the fair value of the market-based options using the following assumptions as of the grant date.

	Black-Scholes		Binomial

	2008	2006	2008

Risk-free interest rate	3.48%	4.78%	2.15 – 4.28%
Expected stock price volatility	38%	33%	38 – 46%
Expected dividend yield	—	—	—
Expected option life (in years)	5	5	—
Contractual life (in years)	—	—	10
Fair value	$1.01	$6.25	$0.87 and $0.65

          No options were granted in 2007.

          In addition to stock options, the Compensation Committee has also awarded common stock to employees. These awards are granted at no cost to the employee and vest ratably over a three-year period including the award year. The shares are issued to the employee upon vesting. We did not grant any shares for the 2008 and 2007 service years; however, during 2007 we awarded 154,553 shares to compensate employees for the loss in fair value from the exchange of stock options that were noncompliant under IRC section 409A. Shares granted for the 2006 and 2005 service years were 97,697 and 123,368, respectively. At December 31, 2008, a total of 55,076 shares were unvested. Included in this amount were 24,334 shares relating to the IRC section 409A remediation which vest through 2010. The fair value of these stock awards is recognized as compensation expense ratably over the vesting period. Included in compensation expense for 2008, 2007 and 2006 was $420, $1,182 and $595, respectively, relating to these stock awards.

NOTE 23   STOCKHOLDERS’ EQUITY

          On May 9, 2000, we announced that our Board of Directors authorized the repurchase of up to 6,000,000 of our issued and outstanding shares of common stock. To date, we have repurchased 431,100 shares under this plan (all in 2004). We may still purchase a total of 5,568,900 shares under this plan. On May 9, 2006, we purchased one million shares from a company controlled by a member of OCN’s Board of Directors at a price of $11.00 per share. On May 1, 2007, we purchased an additional one million shares from two companies controlled by that same member of OCN’s Board of Directors at a price of $14.52 per share. We did not purchase any of our common shares during 2008.

NOTE 24   SERVICING AND SUBSERVICING FEES

          The following table presents the components of servicing and subservicing fees for the years ended December 31:

	2008	2007	2006

Loan servicing and subservicing fees	$215,817	$233,688	$210,212
Receivables management and recovery fees	56,186	35,536	6,946
Late charges	45,985	39,665	37,862
Loan collection fees	11,336	12,817	10,288
Custodial accounts (float earnings) (1)	11,005	29,318	48,292
Other	27,697	28,253	26,984

	$368,026	$379,277	$340,584

(1)   For 2008, float earnings included $10,696 of interest income from our investment in auction rate securities.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

NOTE 25   OTHER OPERATING EXPENSES

          Other operating expenses consist primarily of employee travel related costs, amortization of intangibles, provisions for bad debts and bank charges.

NOTE 26   INTEREST INCOME

          The following table presents the components of interest income for each category of our interest-earning assets for the years ended December 31:

	2008	2007	2006

Interest earning cash and short-term cash investments	$2,011	$2,153	$1,811
Trading securities:
Investment grade	598	4,412	3,617
Subordinates and residuals	4,259	10,445	17,021
Certificates of deposit	—	2,200	309
Loans	7,828	10,441	24,851

	$14,696	$29,651	$47,609

NOTE 27   INTEREST EXPENSE

          The following table presents the components of interest expense for each category of our interest-bearing liabilities for the years ended December 31:

	2008	2007	2006

	(As Adjusted)	(As Adjusted)	(As Adjusted)
Match funded liabilities	$57,985	$41,541	$23,061
Lines of credit and other secured borrowings	13,987	20,661	19,858
Debt securities:
Convertible Notes	7,238	7,812	7,521
Capital Trust Securities	5,805	5,808	5,807
Investment Line	1,055	—	—
Other	504	764	732

	$86,574	$76,586	$56,979

NOTE 28   BUSINESS SEGMENT REPORTING

          Effective January 1, 2008, we realigned and expanded our business segments in conjunction with implementing our revised business strategy which included managing the business through two distinct lines of business. Our previous segments, Residential Servicing, Ocwen Recovery Group and Residential Origination Services, were realigned into two lines of business, Ocwen Asset Management and Ocwen Solutions. Ocwen Asset Management includes our core residential servicing business, equity investments in asset management vehicles and our remaining investments in subprime loans and residual securities. Ocwen Solutions, our knowledge-based business process outsourcing (BPO) operation, includes our residential fee-based loan processing businesses, all of our technology platforms, our unsecured collections business and our equity interest in BMS Holdings. We have realigned our internal planning and operating structure to give support and focus to these operations. Our business segments reflect the internal reporting that we have used to evaluate operating performance and to assess the allocation of our resources. Our segments are based upon our organizational structure that focuses primarily on the products and services offered. Segment results for prior periods have been restated to conform to the current segment structure.

          A brief description of our current business segments aligned within our two lines of business follows:

                    Ocwen Asset Management

•

Servicing. This segment provides loan servicing for a fee, including asset management and resolution services, primarily to owners of subprime residential mortgages. Subprime loans represent residential loans we service that were made to borrowers who generally did not qualify under guidelines of Fannie Mae and Freddie Mac (nonconforming loans). This segment is primarily comprised of our core residential servicing business, formerly known as Residential Servicing.

•

Loans and Residuals. This segment includes our trading and investing activities and our former subprime loan origination operation. Our trading and investing activities include our investments in subprime residual mortgage backed trading securities as well as the results of our whole loan purchase and securitization activities. In January 2007, we decided to close our subprime loan origination operation. This segment was previously included in the Residential Origination Services segment.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

•

Asset Management Vehicles. This segment is comprised of our 25% equity investment in OSI and approximately a 25% equity investment in ONL and OREO, unconsolidated entities engaged in the management of residential assets. This segment was previously included in the Residential Servicing segment.

                    Ocwen Solutions

•

Mortgage Services. This segment provides fee-based mortgage and default services including residential property valuation, mortgage due diligence, mortgage underwriting and insurance support. These fee-based businesses were previously included in the Residential Origination Services segment. This segment also includes international servicing for commercial loans which we conduct through GSS and which was previously included in Corporate Items and Other.

•

Financial Services. This segment, formerly known as Ocwen Recovery Group, primarily generates fees by providing collection services for owners of delinquent and charged-off receivables. Effective June 6, 2007, this segment includes the results of NCI, a receivables management company specializing in contingency collections and customer relationship management for credit card issuers and other consumer and credit providers.

•

Technology Products. This segment includes revenues from our REAL suite of applications that support our servicing business as well as the servicing and origination businesses of external customers. These products include REALServicing™, REALResolution™, REALTransSM, REALSynergy™ and REALRemit™. REALServicing™ is the core residential loan servicing application used by OCN. This segment also earns fees from providing technology support services to OCN that cover IT enablement, call center services and third-party applications. The results of our 45% equity investment in BMS Holdings, which provides technology-based case management solutions to trustees, law firms and debtor companies that administer cases in the federal bankruptcy system, is also included in this segment. The results of BMS Holdings were previously included in Corporate Items and Other. During the second quarter of 2008, Technology Products began charging Servicing and other segments for technology services according to a market-based rate card instead of the cost-based method that was previously used. As a result, the revenues of Technology Products are approximately $6,000 greater for 2008, than they would have been if the cost-based system had continued to be used. This increase in revenues by segment for 2008 was approximately $3,800 for Servicing, $500 for Mortgage Services, $1,500 for Financial Services and $200 for Corporate Items and Other.

          Corporate Items and Other. We report items of revenue and expense that are not directly related to a business, business activities that are individually insignificant, interest income on short-term investments of cash and the related costs of financing these investments and certain other corporate expenses in Corporate Items and Other. Our Convertible Notes and Capital Trust Securities are also included in Corporate Items and Other.

          We allocate interest income and expense to each business segment for funds raised or funding of investments made. We also allocate expenses generated by corporate support services to each business segment.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

          Financial information for our segments is as follows:

	Ocwen Asset Management			Ocwen Solutions

	Servicing	Loans and Residuals	Asset Management Vehicles	Mortgage Services	Financial Services	Technology Products	Corporate Items and Other	Corporate Eliminations	Business Segments Consolidated

		(As Adjusted)		(As Adjusted)			(As Adjusted)		(As Adjusted)
Results of Operations
For the year ended December 31, 2008
Revenue (1) (2)	$340,725	$—	$3,664	$58,733	$73,835	$45,283	$156	$(30,268)	$492,128
Operating expenses (1) (3) (4)	164,292	3,025	4,113	46,299	79,757	35,895	18,743	(28,769)	323,355

Income (loss) from operations	176,433	(3,025)	(449)	12,434	(5,922)	9,388	(18,587)	(1,499)	168,773

Other income (expense), net:
Interest income	1,004	11,361	—	147	16	—	2,168	—	14,696
Interest expense	(75,835)	(3,177)	—	(200)	(1,977)	(573)	(4,812)	—	(86,574)
Other (1) (2)	(832)	(19,841)	(9,364)	881	8	(5,235)	(33,029)	1,499	(65,913)

Other income (expense), net	(75,663)	(11,657)	(9,364)	828	(1,953)	(5,808)	(35,673)	1,499	(137,791)

Income (loss) from continuing operations before income taxes	$100,770	$(14,682)	$(9,813)	$13,262	$(7,875)	$3,580	$(54,260)	$—	$30,982

For the year ended December 31, 2007
Revenue (1)	$343,648	$352	$1,444	$73,852	$41,292	$36,235	$1,162	$(17,324)	$480,661
Operating expenses (1) (3)	219,322	4,191	829	59,603	47,110	33,714	5,775	(18,678)	351,866

Income (loss) from operations	124,326	(3,839)	615	14,249	(5,818)	2,521	(4,613)	1,354	128,795

Other income (expense), net:
Interest income	1,146	20,485	—	110	6	—	7,904	—	29,651
Interest expense	(57,978)	(7,499)	—	(504)	(1,305)	(537)	(8,763)	—	(76,586)
Other (1) (5) (6)	(2,145)	(17,797)	(774)	147	30	6,984	(12,397)	(1,354)	(27,306)

Other income (expense), net	(58,977)	(4,811)	(774)	(247)	(1,269)	6,447	(13,256)	(1,354)	(74,241)

Income (loss) from continuing operations before income taxes	$65,349	$(8,650)	$(159)	$14,002	$(7,087)	$8,968	$(17,869)	$—	$54,554

For the year ended December 31, 2006
Revenue (1)	$342,281	$226	$—	$67,780	$7,666	$34,629	$118	$(21,370)	$431,330
Operating expenses (1) (3)	229,595	20,377	29	59,446	8,392	35,579	8,746	(22,509)	339,655

Income (loss) from operations	112,686	(20,151)	(29)	8,334	(726)	(950)	(8,628)	1,139	91,675

Other income (expense), net:
Interest income	488	39,423	—	57	—	—	7,643	(2)	47,609
Interest expense	(30,637)	(18,393)	—	(226)	—	(583)	(7,142)	2	(56,979)
Other (1)	(198)	(5,429)	—	293	340	2,095	321	(1,139)	(3,717)

Other income (expense), net	(30,347)	15,601	—	124	340	1,512	822	(1,139)	(13,087)

Income (loss) from continuing operations before income taxes	$82,339	$(4,550)	$(29)	$8,458	$(386)	$562	$(7,806)	$—	$78,588

Total Assets
December 31, 2008 (2)	$1,416,615	$67,317	$26,755	$3,558	$58,707	$8,906	$664,962	$(9,720)	$2,237,100

December 31, 2007	$1,710,947	$102,398	$74,242	$24,149	$67,149	$17,885	$404,122	$(8,968)	$2,391,924

December 31, 2006	$1,130,532	$173,655	$—	$16,446	$360	$60,107	$624,125	$169	$2,005,394

(1)   Intersegment billings for services rendered to other segments are recorded as revenues, as contra-expense or as other income, depending on the type of service that is rendered. Intersegment billings are as follows:

	Servicing	Asset Management Vehicles	Mortgage Services	Technology Products	Business Segments Consolidated

For the year ended December 31, 2008	$7,148	$913	$27	$33,720	$41,808
For the year ended December 31, 2007	$2,758	$—	$194	$19,499	$22,451
For the year ended December 31, 2006	$1,391	$—	$2,214	$19,495	$23,100

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

(2)   Servicing has a contractual right to receive interest income on float balances. However, Corporate controls investment decisions associated with the float balances. Accordingly, Servicing receives revenues generated by those investments that are associated with float balances but are reported in Corporate Items and Other. Gains and losses associated with Corporate investment decisions are recognized in Corporate Items and Other.

(3)   Depreciation and amortization expense are as follows:

	Servicing	Loans and Residuals	Mortgage Services	Financial Services	Technology Products	Corporate Items and Other	Business Segments Consolidated

For the year ended December 31, 2008:
Depreciation expense	$54	$10	$70	$415	$7,443	$1,725	$9,717
Amortization of MSRs	52,187	—	274	—	—	—	52,461
Amortization of intangibles	—	—	—	2,554	—	—	2,554

For the year ended December 31, 2007:
Depreciation expense	$82	$12	$366	$558	$6,289	$1,937	$9,244
Amortization of MSRs	99,118	—	832	—	—	—	99,950
Amortization of intangibles	—	—	—	1,555	—	—	1,555

For the year ended December 31, 2006:
Depreciation expense	$143	$53	$426	$80	$9,821	$1,931	$12,454
Amortization of MSRs	110,518	—	227	—	—	—	110,745
Amortization of intangibles	—	—	—	—	—	—	—

(4)   Operating expenses for 2008 include $9,532 of due diligence and other costs in Corporate Items and Other that we recognized in the first quarter related to the “going private” proposal terminated in March 2008, by mutual agreement of the parties.

(5)   Other expense for 2007 includes a loss of $8,673 in Corporate Items and Other that resulted from the early redemption of CDs during the third quarter that we had acquired at a discount.

(6)   Other expense of the Loans and Residuals segment for 2007 includes unrealized losses on subordinate and residual trading securities of $29,031 and a gain of $25,587 from the sale of the UK residuals.

NOTE 29   REGULATORY REQUIREMENTS

          Effective June 30, 2005, the Bank terminated its status as a federal savings bank. Prior to returning its original thrift charter to the Office of Thrift Supervision (OTS), the Bank operated as a federal savings bank, and OCN was a registered savings and loan holding company. Our primary regulatory authority was the OTS.

          Pursuant to the conditions set forth in the OTS approval, OCN entered into an agreement (the Guaranty) in favor of the OTS and any holders of claims with respect to liabilities assumed by OLS from the Bank (the Assumed Liabilities). Assumed Liabilities include all legal actions against the Bank. Assumed liabilities do not include the customer deposit and other liabilities that were assumed by Marathon National Bank of New York (Marathon) in connection with the Branch Purchase and Deposit Assumption agreement. The Guaranty contains affirmative covenants relating to the maintenance of a $5,000 cash collateral account, reporting requirements, transactions with affiliates, preservation of the existence of our subsidiaries and maintenance of not less than $35,000 of unencumbered financial assets. As of December 31, 2008, we were in compliance with all of the covenants specified in the Guaranty.

          Pursuant to the Guaranty, we also agreed to certain limits on the incurrence of debt, merger or sale transactions, disposition of assets and payment of dividends. Among these limits, we agreed that we would not declare or pay any dividends on or acquire any of our capital stock or other ownership interests or make any distributions or return of capital to our stockholders, partners or members, except for (i) such dividends or distributions that are payable only in OCN’s common stock or (ii) such declarations, dividends, acquisitions, distributions or returns of capital in cash or other property if we maintain a minimum net worth of $333,000 and rating of B2 from Moody’s and B- from S&P on our unsecured, non credit-enhanced debt and any such capital distributions do not exceed our consolidated net income for the year plus our retained earnings for the two preceding years.

          The Guaranty will remain in effect until the later of (a) the sixth anniversary of the date on which the Bank’s federal bank charter was cancelled or (b) the date on which we have paid in full (i) any obligations that arise out of the Assumed Liabilities with respect to which a claim has been asserted on or prior to the sixth anniversary of the date on which the Bank’s federal bank charter was cancelled and (ii) all other amounts payable by us under the Guaranty.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

NOTE 30   COMMITMENTS AND CONTINGENCIES

Litigation

          The liability, if any, for the claims noted below against Ocwen Federal Bank FSB (the Bank) has been assumed by OLS as successor in interest under an Assignment and Assumption Agreement, dated June 28, 2005, whereby OLS assumed all of the Bank’s remaining assets and liabilities, including contingent liabilities, in connection with its voluntary termination of its status as a federal savings bank.

          On April 13, 2004, the United States Judicial Panel on Multi-district Litigation granted our petition to transfer and consolidate a number of lawsuits against the Bank, OCN and various third parties arising out of the servicing of plaintiffs’ mortgage loans into a single proceeding pending in the United States District Court for the Northern District of Illinois styled: In re Ocwen Federal Bank FSB Mortgage Servicing Litigation, MDL Docket No. 1604 (the MDL Proceeding). Currently, there are approximately 64 lawsuits against the Bank and/or OCN consolidated in the MDL Proceeding involving 98 mortgage loans that we currently service or previously serviced. Additional similar lawsuits have been brought in other courts, some of which may be transferred to and consolidated in the MDL Proceeding. The borrowers in many of these lawsuits seek class action certification. Others have brought individual actions. No class has been certified in the MDL Proceeding or any related lawsuits. On April 25, 2005, the trial court entered an Opinion and Order granting the Bank partial summary judgment finding that, as a matter of law, the mortgage loan contracts signed by plaintiffs authorize the imposition of breach letter fees, foreclosure-related fees and other legitimate default-related fees. The trial court explained that its ruling was in favor of defendants to the specific and limited extent that plaintiffs’ claims challenge the propriety of the above-mentioned fees. On May 19, 2006, plaintiffs filed an Amended Consolidated Class Action Complaint (Amended Complaint) containing various claims under federal statutes, including the Real Estate Settlement Procedures Act, Fair Debt Collection Practices Act and bankruptcy laws, state deceptive trade practices statutes and common law. The claims are generally based on allegations of improper loan servicing practices, including (i) charging borrowers allegedly improper or unnecessary fees such as breach letter fees, hazard insurance premiums, foreclosure-related fees, late fees, property inspection fees and bankruptcy-related fees; (ii) untimely posting and misapplication of borrower payments; and (iii) improperly treating borrowers as in default on their loans. While the Amended Complaint does not set forth any specific amounts of claimed damages, plaintiffs are not precluded from requesting leave to amend further their pleadings or otherwise seek damages should the matter proceed to trial. On June 22, 2007, after hearing Ocwen’s interlocutory appeal from the trial court’s denial of a motion to dismiss on federal preemption grounds, the Seventh Circuit issued an opinion holding that many of the claims were preempted or failed to satisfy the pleading requirements of the applicable rules of procedure and directing the trial judge to seek clarification from the plaintiffs so as to properly determine which particular claims are to be dismissed. On September 24, 2007, plaintiffs filed a Second Amended Complaint, which contains servicing practices allegations similar to those set forth in the prior version of their Complaint. Defendants have filed a motion to dismiss the Second Amended Consolidated Class Action Complaint on the grounds that the claims are preempted and are otherwise deficient as a matter of law. That motion is now fully briefed and submitted to the Court. We believe the allegations in the MDL Proceeding are without merit and will continue to vigorously defend against them.

          On November 3, 2004, the trial judge in litigation brought by Cartel Asset Management, Inc. (Cartel) against OCN, the Bank and Ocwen Technology Xchange, Inc. (OTX), a subsidiary that has been dissolved, in federal court in Denver, Colorado, entered final judgment in the amount of $520 against OTX and nominal damages of two dollars against the Bank. In so doing, the judge reduced a prior jury verdict in the amount of $9,320 after trial on this matter involving allegations of misappropriation of trade secrets and contract-related claims brought by a former vendor. Notwithstanding the nominal damage award against the Bank, it was assessed a statutory award to Cartel of attorneys’ fees in an additional amount of $170, and the Bank and OTX were further assessed costs in the amount of $9. On September 18, 2007, the United States Court of Appeals for the Tenth Circuit upheld the damage award against OTX and remanded the case for a new trial on damages against the Bank. On December 10, 2007, we paid the full amount of the judgment against OTX, including accrued interest. On March 24, 2008, the trial court entered an order joining OLS, in its capacity as the Bank’s successor-in-interest, and OCN, in its capacity as guarantor of the Bank’s obligations, as additional defendants. The trial court has not yet set a date for the new trial against the Bank, OLS and OCN. We do not believe that Cartel is entitled to additional damages, if any, in an amount that would be material to our financial condition, results of operations or cash flows, and we intend to continue to vigorously defend against this matter.

          On September 13, 2006, the Bankruptcy Trustee in Chapter 7 proceedings involving American Business Financial Services, Inc. (ABFS) brought an action against multiple defendants, including OLS, in Bankruptcy Court in Delaware. The action arises out of Debtor-in-Possession financing to ABFS by defendant Greenwich Capital Financial Products, Inc. and the subsequent purchases by OLS of MSRs and certain residual interests in mortgage-backed securities previously held by ABFS. OLS brought a separate action against the Trustee, in his representative capacity, seeking damages of approximately $2,500 arising out of the ABFS MSRs purchase transaction. OLS’ separate action against the Trustee was dismissed by agreement without prejudice with the right to replead such claims as counterclaims in the Trustee’s action or otherwise as a separate action should the Trustee’s action be dismissed. By opinion dated February 13, 2007, the Court granted OLS’ motion to dismiss some claims but refused to dismiss others. The Court allowed the Trustee leave to file an Amended Complaint, which the Trustee filed on March 13, 2007. The Amended Complaint sets forth claims against all of the original defendants and as against OLS alleges turnover, fraudulent transfers, accounting, breach of fiduciary duty, aiding and abetting breach of fiduciary duty, breach of contract, fraud, civil conspiracy and conversion. The Trustee seeks compensatory damages in excess of $100,000 and punitive damages jointly and severally against all defendants. On March 20, 2008, the Court denied OLS’ motion to dismiss. On April 28, 2008, OLS answered the Amended Complaint denying all charges and filed a Counterclaim for breach of contract, fraud, negligent misrepresentation and indemnification in connection with the MSR purchase transaction. Fact discovery is complete and expert discovery is in progress. We believe that the Trustee’s allegations against OLS are without merit and intend to continue to vigorously defend against this matter.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

          In 2008, Ocwen along with Bankruptcy Management Solutions, Inc., the wholly owned subsidiary of BMS Holdings, commenced separate arbitrations before the Financial Industry Regulatory Authority against Goldman Sachs & Co., Banc of America Securities LLC, and Citigroup Global Markets, Inc. (collectively the Broker/Dealers) primarily alleging fraud, breach of duty and statutory violations arising out of the sale of AAA-rated student loan auction rate securities (SLARS) backed by the Federal Family Education Loan Program. Ocwen purchased the SLARS based on the Broker/Dealer representation that the SLARS were liquid securities which could be sold at regularly scheduled auctions to meet the Investment Line requirement to pay the borrowings at quarter end. The Broker/Dealers represented that the SLARS would remain liquid because if there were not sufficient buyers in the auctions, the Broker/Dealers would purchase to make the auctions succeed. Contrary to those representations, in February 2008, the Broker/Dealers stopped supporting the SLARS auctions and the market for SLARS became illiquid. Ocwen seeks to require the Broker/Dealers to repurchase the SLARS at par (aggregating $199,275), and pay consequential damages, potentially including damages related to the repayment of the Investment Line, and punitive damages.

          OCN is subject to various other pending legal proceedings. In our opinion, the resolution of those proceedings will not have a material effect on our financial condition, results of operations or cash flows.

Tax matters

          On December 28, 2006, the India tax authorities issued an income tax assessment order (the Order) with respect to IT Enabled services performed for OCN by its wholly-owned Indian subsidiary, OFSPL. The Order relates to the assessment year 2004-05 and determined that the percent mark-up on operating costs with respect to the IT enabled and software development services that OFSPL provided to OCN was insufficient. The proposed adjustment would impose upon OFSPL additional tax of INR 45,290 ($935) and interest of INR 14,922 ($308) for the Assessment Year 2004-05. On December 15, 2008, the India tax authorities issued an additional income tax assessment order (the Second Order) with respect to assessment year 2005-06. The proposed adjustment would impose upon OFSPL additional tax of INR 23,225 ($479) and interest of INR 10,200 ($211) for the Assessment Year 2005-06. In accordance with standard Indian procedures, penalties may also be assessed in the future in connection with the assessment.

          OCN and OFSPL intend to vigorously contest the Order, the Second Order and the imposition of tax and interest and do not believe they have violated any statutory provision or rule. OFSPL has filed domestic appeals with the India Commissioner of Income Tax (Appeals) in response to the Order and Second Order. On March 16, 2007, OCN filed a request for Competent Authority Assistance with the Internal Revenue Service under the United States – India Income Tax Treaty. On January 23, 2009, OCN filed a request with the Internal Revenue Service to include Assessment Year 2005-2006 in its Competent Authority case.

          Due to the uncertainties inherent in the Appeals and Competent Authority processes, OCN and OFSPL cannot currently estimate any additional exposure beyond the amount detailed in the Order. We also cannot predict when these tax matters will be resolved. The Competent Authority Assistance filing should preserve OCN’s right to credit any potential India taxes against OCN’s U.S. taxes.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

Commitments and Other

          We lease certain of our premises and equipment under capital leases and non-cancelable operating leases with terms expiring through 2019 exclusive of renewal option periods. Our annual aggregate minimum rental commitments under these leases are summarized as follows:

	Capital	Operating

2009	$624	$4,913
2010	530	4,619
2011	11	3,610
2012	—	1,815
2013	—	990
Thereafter	—	2,533

Total minimum lease payments	1,165	$18,480

Amount representing interest	(131)

Present value of minimum lease payments	$1,034

          We converted rental commitments for our facilities outside the United States of America to U.S. dollars using exchange rates in effect at December 31, 2008. Rent expense for 2008, 2007 and 2006 was $7,815, $6,530 and $4,380, respectively.

NOTE 31   QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

	Quarters Ended

	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008

	(As Adjusted)	(As Adjusted)	(As Adjusted)	(As Adjusted)
Revenue	$111,391	$121,261	$131,225	$128,251
Operating expenses	76,556	77,458	81,266	88,075

Income from operations	34,835	43,803	49,959	40,176
Other expense	(38,792)	(20,393)	(46,847)	(31,759)

Income (loss) from continuing operations before income taxes	(3,957)	23,410	3,112	8,417
Income tax expense	313	8,330	424	2,939

Income from continuing operations	(4,270)	15,080	2,688	5,478
Loss from discontinued operations, net of taxes	(195)	(186)	(5,182)	(204)

Net income (loss)	(4,465)	14,894	(2,494)	5,274
Net loss (income) attributable to minority interest in subsidiaries	184	82	(223)	(2)

Net income (loss) attributable to OCN	$(4,281)	$14,976	$(2,717)	$5,272

Basic earnings per share
Income (loss) from continuing operations attributable to OCN common shareholders	$(0.07)	$0.24	$0.04	$0.09
Loss from discontinued operations attributable to OCN common shareholders	—	—	(0.08)	(0.01)

Net income (loss) attributable to OCN common shareholders	$(0.07)	$0.24	$(0.04)	$0.08

Diluted earnings per share
Income (loss) from continuing operations attributable to OCN common shareholders	$(0.07)	$0.23	$0.04	$0.09
Loss from discontinued operations attributable to OCN common shareholders	—	—	(0.08)	(0.01)

Net income (loss) attributable to OCN common shareholders	$(0.07)	$0.23	$(0.04)	$0.08

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands, except share data)

	Quarters Ended

	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007

	(As Adjusted)	(As Adjusted)	(As Adjusted)	(As Adjusted)
Revenue	$123,402	$125,350	$116,926	$114,983
Operating expenses	88,766	91,644	86,555	84,901

Income from operations	34,636	33,706	30,371	30,082
Other income (expense)	(49,000)	(24,489)	10,971	(11,723)

Income (loss) from continuing operations before income taxes	(14,364)	9,217	41,342	18,359
Income tax expense (benefit)	(8,772)	3,522	14,407	6,029

Income (loss) from continuing operations	(5,592)	5,695	26,935	12,330
Loss from discontinued operations, net of taxes	(2,229)	(309)	(244)	(390)

Net income (loss)	(7,821)	5,386	26,691	11,940
Net loss (income) attributable to minority interest in subsidiaries	252	(64)	(117)	(163)

Net income (loss) attributable to OCN	$(7,569)	$5,322	$26,574	$11,777

Basic earnings per share
Income (loss) from continuing operations attributable to OCN common shareholders	$(0.09)	$0.09	$0.43	$0.19
Loss from discontinued operations attributable to OCN common shareholders	(0.03)	—	(0.01)	—

Net income (loss) attributable to OCN common shareholders	$(0.12)	$0.09	$0.42	$0.19

Diluted earnings per share
Income (loss) from continuing operations attributable to OCN common shareholders	$(0.09)	$0.09	$0.39	$0.18
Loss from discontinued operations attributable to OCN common shareholders	(0.03)	(0.01)	—	—

Net income (loss) attributable to OCN common shareholders	$(0.12)	$0.08	$0.39	$0.18

NOTE 32   SUBSEQUENT EVENTS

          In February 2009, we repurchased $25,910 of our 3.25% Convertible Notes in the open market at a price equal to 95% of the principal amount. We recognized total gains of $534 on these repurchases, net of the write-off of unamortized issuance costs and debt discount.

          On January 21, 2009, Fitch Ratings announced that it had downgraded several tranches of auction rate securities from ‘AAA’ to ‘BBB’. Auction rate securities we hold, with a par value of $70,350 at December 31, 2008, were affected by this ratings action. On January 28, 2009 and February 19, 2009, respectively, Moody’s Investors Services, Inc. announced that it had downgraded several tranches of auction rate securities from ‘BBB’ to ‘B’ and from ‘AAA’ to ‘A’. Auction rate securities we hold, with a par value of $70,350 and $7,500 at December 31, 2008, were affected by the ratings actions from ‘BBB’ to ‘B’ and from ‘AAA’ to ‘A’, respectively. The AAA rating from Standard and Poor’s Ratings Services has not been revised.

          On February 6, 2009, we sold residential MSRs with a carrying value of $246 for a minimal gain. We will continue to service the mortgage loans under a subservicing agreement. This transaction resulted in a taxable loss.

          On February 18, 2009, the President announced the Homeowner Affordability and Stability Plan. On March 4, 2009, the Administration announced U.S. Department of the Treasury guidelines to enable servicers to begin modifications of eligible mortgages under the Homeowner Affordability and Stability Plan. The “Make Home Affordable Plan” provides a financial incentive for us to modify qualifying loans, in accordance with the plan’s guidelines and requirements. We intend to be an active participant in this plan and expect it to impact our revenue and profits. Of the loans modified in 2008, we believe that 38,809 would qualify under the requirements of this plan. In January and February 2009, we modified 8,793 loans which we believe meet the requirements of this plan. Under the plan, we receive an annual financial incentive for up to four years, provided certain conditions are met. At the same time, however, we forego accrued late fees incurred in the year of modification for each qualifying loan modification.